UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Alimera Sciences, Inc.
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Alimera Sciences, Inc.
6120 Windward Parkway, Suite 290
Alpharetta, Georgia 30005
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 18, 2020
To the Stockholders of Alimera Sciences, Inc.:
The annual meeting of stockholders (the “Annual Meeting”) of Alimera Sciences, Inc. (the “Company”) will be held exclusively online via the Internet on Thursday, June 18, 2020, at 9:30 a.m. Eastern Time. The purposes of the meeting are:
1. To elect three Class I directors (Proposal 1);
2. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 (Proposal 2);
3. To approve, on an advisory basis, the compensation of our named executive officers (Proposal 3); and
4. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Our board of directors (the “Board”) has fixed the close of business on April 20, 2020 as the record date (the “record date”) for determining holders of our common stock and preferred stock entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof.
This year we are again using the Internet as our primary means of furnishing proxy materials to stockholders. Accordingly, most stockholders will not receive printed copies of our proxy materials. We are instead mailing a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials and voting via the Internet (the “Notice”). This delivery method allows us to conserve natural resources and reduce the cost of delivery while also meeting our obligations to you, our stockholders, to provide information relevant to your continued investment in the Company. If you received the Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions in the Notice for requesting those materials. We encourage you to review the proxy materials and vote your shares.
The Notice of Annual Meeting of Stockholders and accompanying proxy statement for the Annual Meeting (the “Proxy Statement”) are being distributed or made available to stockholders on or about April 29, 2020.
The Annual Meeting will be presented exclusively online at www.virtualshareholdermeeting.com/ALIM2020. You will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions to management during the Annual Meeting by visiting www.virtualshareholdermeeting.com/ALIM2020 and entering the 16-digit control number received with your proxy card or Notice of Internet Availability of Proxy Materials.
Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, please vote by telephone or over the Internet, or by completing, signing, dating and returning your proxy card or voting instruction form so that your shares will be represented at the Annual Meeting. Instructions for voting are described in the Notice, the Proxy Statement and the proxy card.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 18, 2020: The Company’s Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2019 are available at www.proxyvote.com.

By order of the Board of Directors,
Alpharetta, Georgia	Richard S. Eiswirth, Jr.
Date: April 29, 2020	President and Chief Executive Officer

ALIMERA SCIENCES, INC.
Proxy Statement
For the Annual Meeting of Stockholders
To Be Held on June 18, 2020

ALIMERA SCIENCES, INC.
6120 Windward Parkway
Suite 290
Alpharetta, Georgia 30005
(678) 990-5740
PROXY STATEMENT FOR THE
2020 ANNUAL MEETING OF STOCKHOLDERS

INTRODUCTION

2020 Annual Meeting of Stockholders
This Proxy Statement and associated proxy card are furnished in connection with the solicitation of proxies to be voted at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Alimera Sciences, Inc. (sometimes referred to as “we,” “us,” the “Company” or “Alimera”), which will be held on Thursday, June 18, 2020, at 9:30 a.m. Eastern Time virtually via the Internet at www.virtualshareholdermeeting.com/ALIM2020. You will need to enter the 16-digit control number received with your proxy card or Notice of Internet Availability of Proxy Materials to enter the Annual Meeting via the online web portal.
By visiting this website, you may attend the Annual Meeting virtually online, vote your shares electronically and submit your questions to management during the Annual Meeting.
Notice of Internet Availability
This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2019 (the “Annual Report”) are available to stockholders at www.proxyvote.com. On April 29, 2020, we will begin mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on (a) how to access and review this Proxy Statement and the Annual Report via the Internet and (b) how to obtain printed copies of this Proxy Statement, the Annual Report and a proxy card. The Notice also explains how you may submit your proxy over the Internet. If you received a Notice and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting those materials included in the Notice.
Proposals to be Voted on at the Annual Meeting
The following matters are scheduled to be voted on at the Annual Meeting:

•	Proposal 1: To elect three Class I directors nominated by our Board and named in this Proxy Statement to serve a term of three years until our 2023 annual meeting of stockholders;

•	Proposal 2: To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2020; and

•	Proposal 3: To approve, on an advisory basis, the compensation of our named executive officers.
Our “named executive officers” in this Proxy Statement, as determined under applicable SEC rules, are: Richard S. Eiswirth, Jr., our President, Chief Executive Officer and Former Chief Financial Officer; C. Daniel Myers, our Chairman of the Board and former Chief Executive Officer; David Holland, our Chief Marketing Officer, Senior Vice President Corporate

Communications and Managed Markets; and Philip Ashman, Ph.D., our Chief Operating Officer and Senior Vice President Commercial Operations Europe.
No cumulative voting rights are authorized, and appraisal or dissenters’ rights are not applicable to these matters.
Questions and Answers about the Annual Meeting
Please see “Questions and Answers about the Annual Meeting” beginning on page 39 for important information about the proxy materials, voting, the Annual Meeting, Company documents, communications and the deadlines to submit stockholders’ proposals and director nominees for the 2021 annual meeting of stockholders.
If you have any questions, require any assistance with voting your shares or need additional copies of this Proxy Statement or voting materials, please contact:
Investor Relations
Alimera Sciences, Inc.
6120 Windward Parkway,
Suite 290
Alpharetta, Georgia 30005
(678) 990-5740
or
CORE IR
(516) 222-2560

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING
PROPOSAL 1
ELECTION OF DIRECTORS
General
The Board is currently composed of eight directors divided into three classes with staggered three-year terms. There are currently three directors in each of Class I and Class II and two directors in Class III.
Class I Directors. Our Class I directors are James R. Largent, C. Daniel Myers and John Snisarenko. The term of office of our Class I directors will expire at this year’s Annual Meeting.
Class II Directors. Our Class II directors are Richard S. Eiswirth, Jr., Garheng Kong, M.D., Ph.D. and Mary T. Szela. The term of office of our Class II directors will expire at the 2021 annual meeting of stockholders.
Class III Directors. Our Class III directors are Brian K. Halak, Ph.D. and Peter J. Pizzo, III. The term of office of our Class III directors will expire at the 2022 annual meeting of stockholders.
There are no family relationships among any of our directors or executive officers.
Nominees for Election as Class III Directors at the Annual Meeting
This year’s nominees for election to the Board as Class I directors, each to serve for a term of three years expiring at the 2023 annual meeting of stockholders, or until his successor has been duly elected and qualified or until his earlier death, resignation or removal, are James R. Largent, C. Daniel Myers and John Snisarenko. Each of the nominees is currently a member of our Board and has agreed to serve as a director if elected, and we have no reason to believe that any nominee will be unable to serve if elected.

Name	Age	Positions and Offices Held with Company	Director Since
James R. Largent	70	Lead Independent Director	2011
C. Daniel Myers	66	Chairman of the Board	2003
John Snisarenko	57	Director	July 2019
Below is additional information about the nominees as of the date of this Proxy Statement, including business experience, director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused our nominating and corporate governance committee and our Board to determine that he or she should continue to serve as one of our directors.
James R. Largent has been a member of the Board since 2011 and served as chairman from May 2016 to January 2019, when he became Lead Independent Director. Mr. Largent has worked extensively within the medical industry. He most recently served as a medical and pharmaceutical consultant, including work with the U.S. ophthalmic device company, Eyeonics Inc. In his role as a consultant, he has also assisted a multinational pharmaceutical and medical device company in the evaluation of strategic targets. Prior to this, Mr. Largent served in various senior management positions at Allergan, Inc., including as vice president of strategic planning where he fostered licensing deals to build product pipelines. Earlier in his career, he was vice president of strategic marketing at Allergan Medical Optics, Inc. Mr. Largent also held positions of increasing responsibility in the marketing and sales departments at Allergan and Pharmacia Ophthalmics. In addition to serving on the Board, he previously served on the board of directors of each of Tear Science, Inc., a privately held developer of diagnostic and therapeutic devices for the treatment of patients with dry eye disease, and SOLX Inc., a privately held company focused on the surgical treatment of glaucoma. Mr. Largent earned a B.A. in chemistry and an M.B.A., both from the University of California, Irvine. The Board believes that Mr. Largent should continue to serve as a director of the Company, in light of its business and structure, for the following reasons: his valuable contributions to the Company in recent years and his 30+ years of experience in pharmaceutical and medical devices, including in the role of vice president of strategic marketing and as a leading industry consultant.
C. Daniel Myers is one of our co-founders and has served as a director since the founding of the Company in 2003. He served as our Chief Executive Officer from 2003 until January 2019, when he retired from that role, was elected Chairman of the Board and became a consultant to us. Before co-founding the Company, Mr. Myers was an initial employee of Novartis Ophthalmics (formerly CIBA Vision Ophthalmics) and served as its Vice President of Sales and Marketing from 1991 to 1997 and as President from 1997 to 2003. In addition, Mr. Myers served on the board of directors of Ocular Therapeutix, Inc. from 2009 to 2012. Mr. Myers currently serves as the Interim CEO of Leo Lens Technology, Inc (Leo Lens Pharma). Mr. Myers holds a B.S. in Industrial Management from the Georgia Institute of Technology. The Board believes that Mr. Myers should continue to serve as a director of the Company, in light of its business and structure, for the following reasons: his valuable contributions to the Company in recent years and his 37 years of ophthalmic pharmaceutical experience, including over 20 years in the role of president or chief executive officer.
John Snisarenko has been a member of the Board since July 2019. Mr. Snisarenko has served as Chief Commercial Officer of Oyster Point Pharma, Inc. since September 2019. He previously served as Group Vice President and Head of the Ophthalmics Franchise of Shire (now Takeda) from June 2017 until June 2019. Mr. Snisarenko led a large, multidisciplinary team in the launch of Xiidra, Shire’s first foray into the Ophthalmics specialty therapeutic area. He also served as a member of the Commercial Leadership Team. In 2019, Mr. Snisarenko was a key member in the divestiture of the Ophthalmology Franchise to Novartis Pharma. Prior to joining Shire, John Snisarenko was the Franchise Head responsible for the commercial activities within Genentech’s Ophthalmology (Lucentis®) and Rheumatology (Rituxan®, Actemra®) franchises for 10 years. All three medicines achieved over $1B in sales in the U.S. marketplace. A 30+ year veteran of the pharmaceutical/biotech industry, Mr. Snisarenko also held various positions of increasing responsibility at CIBA Vision / Novartis Pharma. In his last nine years, he served as Vice President and Business Unit Head for Novartis Ophthalmics, holding general management responsibilities for the Canadian business. Mr. Snisarenko has held numerous advisory board positions and was a board member for the Foundation Fighting Blindness in Canada. He holds a B.Sc. in Biochemistry and an MBA in Marketing and International Business from McGill University in Montreal, Canada. The board believes that Mr. Snisarenko should continue to serve as a director of the Company, in light of its business and structure, for the following reasons: his valuable contributions to the Company since election as a director and his 30+ years of pharmaceutical/biotech experience, including his 12+ years of ophthalmic pharmaceutical experience.
Required Vote and Recommendation of the Board for Proposal 1
The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of our directors. The three nominees receiving the most FOR votes among votes properly cast at the Annual Meeting will be elected to the Board as Class I directors. You may vote FOR or WITHHOLD on each nominee for election as director. Shares represented by signed proxy cards and ballots submitted via the Internet at the Annual Meeting will be voted on Proposal 1 FOR the election of Mr. Largent, Mr. Myers, and Mr. Snisarenko to the Board at the Annual Meeting, unless otherwise marked on the proxy card or ballot, respectively. A broker non-vote or a properly executed proxy (or ballot) marked WITHHOLD with respect to the election of a Class I director will not be voted with respect to such director, although it will be counted for purposes of determining whether there is a quorum.

The Board unanimously recommends that you vote FOR the election of
James R. Largent, C. Daniel Myers and John Snisarenko to the Board.

Continuing Directors Not Standing for Election
Certain information about those directors whose terms do not expire at the Annual Meeting and who will otherwise continue to serve on the Board is furnished below, including their business experience, director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the nominating and corporate governance committee and the Board to determine that the directors should serve as one of our directors. The age of each director as of the record date is provided in the following table.

Name	Age	Positions and Offices Held with Company	Director Since
Richard S. Eiswirth, Jr.	51	Chief Executive Officer and Director	Jan. 2019
Brian K. Halak, Ph.D.	48	Director	2004
Garheng Kong, M.D., Ph.D.	44	Director	2012
Peter J. Pizzo, III	53	Director	2010
Mary T. Szela	56	Director	June 2018
Class II Directors (Terms Expire in 2021)
Richard S. Eiswirth, Jr. has served as our Chief Executive Officer since January 2019. Mr. Eiswirth had previously served as our President and Chief Financial Officer since January 2016. Before that, he served as our Chief Operating Officer and Chief Financial Officer from August 2010 until December 2015 and as our Chief Financial Officer from October 2005 to August 2010. From 2003 to 2005, Mr. Eiswirth served as founding partner of Brand Ignition Group, engaged in consumer products acquisition activities. From 2002 to 2005, Mr. Eiswirth served as President of Black River Holdings, Inc., a financial consultancy he founded in 2002. Mr. Eiswirth served as Chief Financial Officer and Senior Executive Vice President of Netzee, Inc., a public provider of Internet banking solutions to community banks, from 1999 to 2002. Mr. Eiswirth held various positions with Arthur Andersen, where he began his career, from 1991 to 1999. Mr. Eiswirth serves as a director of Celtaxsys Inc., a privately held biotechnology company, where he also chairs the audit committee. Mr. Eiswirth previously served as chairman, audit committee chairman and member of the compensation committee of Jones Soda Co., a Seattle, Washington based beverage company, and as director and audit committee chairman of Color Imaging, Inc., a Norcross, Georgia based public manufacturer of printer and copier supplies. Mr. Eiswirth was previously a Certified Public Accountant in Georgia. Mr. Eiswirth holds a B.A. in accounting from Wake Forest University. The Board believes that Mr. Eiswirth should continue to serve as a director of the Company, in light of its business and structure, for the following reasons: his valuable contributions to the Company in recent years, his background as a CPA, his previous service as our President, Chief Operating Officer and Chief Financial Officer, and his experience as chairman of the board of directors and audit committee chairman of other companies.
Garheng Kong, M.D., Ph.D., has been a member of the Board since 2012. Dr. Kong has been the Managing Partner of HealthQuest Capital, a healthcare investment firm, since July 2013. He was a General Partner at Sofinnova Ventures, a venture capital firm focused on life sciences, from September 2010 to December 2013. From 2000 to 2010, he was at Intersouth Partners, a venture capital firm, most recently as a General Partner, where he was a founding investor or board member for various life sciences ventures, several of which were acquired by large pharmaceutical companies. Dr. Kong has served on the board of directors Laboratory Corporation of America Holdings (LabCorp), a public global life sciences company that provides comprehensive clinical laboratory and drug development services, since December 2013; Strongbridge Biopharma plc, a public rare disease biomedical company, since September 2015; and Venus Concept Inc., a public medical device company, since July 2017. Dr. Kong previously served on the board of Histogenics Corporation, a public biotechnology company, from 2012 until February 2019; Avedro, Inc., a public medical device company from April 2017 until November 2019; and Melinta Therapeutics, Inc., a public biotechnology company, from 2008 until April 2019. Dr. Kong sits on the Duke University Medical Center Board of Visitors. Dr. Kong holds a B.S. in chemical engineering and biological sciences from Stanford University. He holds an M.D., Ph.D. in biomedical engineering and an M.B.A. from Duke University. The Board believes that Dr. Kong should continue to serve as a director of the Company, in light of its business and structure, for the following reasons: his valuable contributions to the Company as a director since 2012, his knowledge and experience in the biotechnology industry, his medical training and expertise, and his service on the boards of directors of other public and private life sciences companies.
Mary T. Szela has been a member of the Board since June 2018. Since January 2018, Ms. Szela has served as the Chief Executive Officer and President of TriSalus Life Sciences, Inc. (formerly named Surefire Medical, Inc.), a therapeutic oncology company targeting pancreatic and liver metastasis. From January 2016 to November 2016, Ms. Szela served as Chief Executive Officer and a director of Aegerion Pharmaceuticals, Inc., a public company. In November 2016, Aegerion Pharmaceuticals, Inc. merged with QLT Inc. to form Novelion Therapeutics Inc., a public company where Ms. Szela served as Chief Executive Officer and as a member of its board of directors until November 2017. Ms. Szela served as the Chief Executive Officer of Melinta Therapeutics, Inc., an antibiotic development company, from April 2013 to August 2015. Ms. Szela held ascending management positions at Abbott Laboratories from 1987 to 2012, including President of the company’s $9 billion U.S. pharmaceutical business from January 2008 to December 2010. Ms. Szela currently serves as a member of the board of directors of two public companies, Coherus Biosciences, Inc. (since July 2014) and Kura Oncology, Inc. (since October 2018), and three private companies, TriSalus Life Sciences, Inc. (since January 2018), Omega Therapeutics, Inc. (since June 2019) and Kintai Therapeutics, Inc. (since July 2019). Ms. Szela previously served as a member of the board of directors of Receptos, Inc., a public company, from June 2014 to July 2015, Novo Nordisk, a foreign private issuer, from March 2014 to March 2017, and Macrolide Pharmaceuticals, from March 2018 to July 2019. She earned an M.B.A. in Business and a B.S. in nursing, both from the University of Illinois. The Board believes that Ms. Szela should continue to serve as a director of the Company, in light of its business and structure, for the following reasons: her extensive medical management and leadership experience in the pharmaceutical industry, with nearly 30 years of experience in both the commercial and clinical arenas; and her deep experience in developing and commercializing pharmaceutical products, including Humira®.
Class III Directors (Terms Expire in 2022)
Brian K. Halak, Ph.D. has been a member of the Board since 2004. Dr. Halak joined Domain Associates, L.L.C. in 2001 and has served as a Partner of Domain Associates, L.L.C. since 2006. In this capacity, Dr. Halak has invested in over a dozen companies, three of which he helped create. He served as the CEO of one of the companies he created, WindMIL Therapeutics, from October 2015 through January 2019 and through two rounds of financing. Prior to joining Domain Associates, L.L.C., Dr. Halak served as an analyst at Advanced Technology Ventures from 2000 to 2001. From 1993 to 1995, Dr. Halak served as an analyst at Wilkerson Group. Dr. Halak holds a Doctorate in Immunology from Thomas Jefferson University and a B.S. in Engineering from the University of Pennsylvania. The Board believes that Dr. Halak should continue to serve as a director of the Company, in light of its business and structure, for the following reasons: his valuable contributions to our company in recent years, his experience as CEO of a company and his service on the board of directors of more than 10 emerging companies in the life sciences industry in the past 10 years. These companies include Dicerna

Pharmaceuticals, Inc., which completed a public offering on Nasdaq in 2014, Vanda Pharmaceuticals, Inc., a public company listed on Nasdaq, and Esprit Pharma, Inc., a company Allergan acquired in 2007.
Peter J. Pizzo, III has been a member of the Board since April 2010. Since October 2019, Mr. Pizzo has served as Chief Financial Officer for ControlRad, Inc, a privately held medical technology company focused on reducing unnecessary radiation exposure during fluoroscopically guided procedures. From October 2018 until September 2019, Mr. Pizzo provided financial consulting services to medical device companies. From 2005 until October 2018, Mr. Pizzo served as Chief Financial Officer of Carticept Medical, Inc., a private medical device company, and from its spinout from Carticept in December 2011 until its sale in October 2018, as Chief Financial Officer of Cartiva, Inc., a private orthopedic medical device company. From 2002 until its sale in 2005, Mr. Pizzo served as Chief Financial Officer of Proxima Therapeutics, Inc., a private medical device company. From 1996 to 2001, Mr. Pizzo worked for Serologicals Corporation, a publicly traded global provider of biological products to life science companies, ultimately serving as Chief Financial Officer. From 1995 to 1996, Mr. Pizzo served as Vice President of Administration and Controller of ValueMark Healthcare Systems, Inc., a privately held owner-operator of psychiatric hospitals. From 1992 until its sale in 1995, Mr. Pizzo served in various senior financial positions at Hallmark Healthcare Corporation, a publicly traded hospital management company. Mr. Pizzo holds a Bachelor of Science with Special Attainments in Commerce from Washington and Lee University. The Board believes that Mr. Pizzo should continue to serve as a director of the Company, in light of its business and structure, for the following reasons: his valuable contributions to the Company in recent years; his years of experience in medical devices, biologics and healthcare services, including in the roles of vice president, finance and chief financial officer; and his status as an “audit committee financial expert” as that term is defined in the rules and regulations of the SEC.

CORPORATE GOVERNANCE
Independent Directors
Each of our directors – other than Richard S. Eiswirth, Jr., our CEO, and C. Daniel Myers, our former CEO – qualifies as an independent director in accordance with the published listing requirements of the Nasdaq Global Market, or Nasdaq. The Nasdaq independence definition includes a series of objective tests, such as that the director is not also one of our employees and has not engaged in various types of business dealings with us. In addition, as further required by the Nasdaq rules, the Board has made a subjective determination as to each independent director that no relationships exist that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities as they may relate to us and our management. Each of Mark J. Brooks and Calvin W. Roberts, M.D. served as a director of the Company during 2019 until the annual meeting of stockholders on June 18, 2019 and qualified as an independent director in accordance with the published listing requirements of Nasdaq.

Board Committees
The Board has established an audit committee, a compensation committee and a nominating and corporate governance committee. The Board and its committees set schedules to meet throughout the year and also can hold special meetings and act by written consent from time to time as appropriate. The independent directors of the Board also hold separate regularly scheduled executive session meetings at least twice a year at which only independent directors are present. The Board has delegated various responsibilities and authority to its committees as generally described below. The committees regularly report on their activities and actions to the full Board. Each current member of each committee of the Board qualifies as an independent director in accordance with the Nasdaq standards described above and SEC rules and regulations. Each committee of the Board has a written charter approved by the Board. Copies of each charter are posted on our website at www.alimerasciences.com under the Investor Relations section. The inclusion of our website address in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement.
The following table provides membership and meeting information for each of the committees of the Board during 2019:

Committee	Chairman	Other Members	Number of Meetings in 2019
Audit Committee	Peter J. Pizzo, III	Mark J. Brooks (Jan.-June) Garheng Kong, M.D., Ph.D. (June-July) John Snisarenko (July-Dec.) Mary T. Szela	9
Compensation Committee	Garheng Kong, M.D., Ph.D. (Jan.-June) Brian K. Halak, Ph.D. (June-Dec.)	Mark J. Brooks (Jan.-June) Garheng Kong, M.D., Ph.D. (June-Dec.) James R. Largent	4
Nominating and Corporate Governance Committee	James R. Largent	Brian K. Halak, Ph.D. Peter J. Pizzo, III	3
The primary responsibilities of each committee are described below.

Audit Committee
Our audit committee currently consists of Peter J. Pizzo, III (chair), John Snisarenko and Mary T. Szela. The Board annually reviews the Nasdaq listing standards definition of independence for audit committee members and has determined that all current members of our audit committee are independent (as independence is currently defined in applicable Nasdaq listing standards and Rule 10A-3 promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).
The Board, based on recommendations from our nominating and corporate governance committee, has determined that Mr. Pizzo qualifies as an “audit committee financial expert,” as that term is defined in the rules and regulations of the SEC. The designation of Mr. Pizzo as an “audit committee financial expert” does not impose on him any duties, obligations or liability that are greater than those that are generally imposed on him as a member of our audit committee and the Board, and his designation as an “audit committee financial expert” pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of our audit committee or the Board.
The audit committee monitors our corporate financial statements and reporting and our external audits, including, among other things, our internal controls and audit functions, the results and scope of the annual audit and other services provided by our independent registered public accounting firm and our compliance with legal matters that have a significant impact on our financial statements. Our audit committee also consults with our management and our independent registered public accounting firm before our annual audited financial statements are included in our Annual Report and, as appropriate, initiates inquiries into aspects of our financial affairs. Our audit committee is responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. Our audit committee monitors compliance with our Code of Business Conduct and oversees our compliance programs. In addition, our audit committee is directly responsible for the appointment, retention, compensation and oversight of the work of our independent auditors, including approving services and fee arrangements. Our audit committee approves related party transactions before we enter into them, in accordance with the applicable rules of Nasdaq.
Both our independent registered public accounting firm and our internal financial personnel regularly meet with, and have unrestricted access to, the audit committee.
Compensation Committee
Our compensation committee currently consists of Brian K. Halak, Ph.D. (Chair), Garheng Kong, M.D., Ph.D., and James R. Largent. The Board has determined that each of Dr. Halak, Dr. Kong and Mr. Largent satisfies the additional Nasdaq independence test for compensation committee members as well as the general independence requirements of Nasdaq and the SEC rules and regulations for directors. In addition, each member of our compensation committee is (a) a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act and (b) an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended.
The compensation committee makes recommendations to the Board and reviews and approves our compensation policies and all forms of compensation to be provided to our directors and executive officers, including, among other things, annual salaries, bonuses, equity incentive awards and other incentive compensation arrangements. In addition, our compensation committee administers our equity incentive and employee stock purchase plans, including granting stock options or awarding restricted stock units to our directors and executive officers. Our compensation committee also reviews and approves employment agreements with executive officers and other compensation policies and matters. Our compensation committee has the authority to delegate to its subcommittees such power and authority as it deems appropriate to the extent consistent with our governing documents, laws, regulations or listing standards.

In accordance with Nasdaq listing standards and our amended and restated compensation committee charter, our compensation committee has the authority and responsibility to retain or obtain the advice of compensation consultants, legal counsel and other compensation advisors, the authority to direct the Company to pay such advisors and the responsibility to consider the independence factors specified under applicable law and any additional factors the compensation committee deems relevant. The compensation committee directly engaged Frederick W. Cook & Co., Inc. (“FW Cook”) to provide advice in connection with our executive compensation programs and used FW Cook’s recommendations as part of its decision-making process for setting the named executive officers’ 2019 compensation. In addition, in the spring of 2019, the compensation committee engaged FW Cook to conduct an independent review of the Company’s non-employee director compensation program, which resulted in changes to non-employee director compensation that are described in “Director Compensation” below.
In 2019, the compensation committee assessed the independence of FW Cook pursuant to the Nasdaq listing standards and concluded that the work of FW Cook has not raised any conflict of interest.
The compensation committee makes all compensation decisions related to our named executive officers. Our Chief Executive Officer regularly provides information and recommendations to the compensation committee on the performance of the executive officers and appropriate levels and components of compensation, as well as other information that the compensation committee may request. However, our Chief Executive Officer does not participate in any compensation committee deliberations or determinations with respect to his own compensation.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee currently consists of James R. Largent (chair), Brian K. Halak, Ph.D. and Peter J. Pizzo, III.
Our nominating and corporate governance committee identifies, evaluates and recommends nominees to the Board and committees of the Board, conducts searches for appropriate directors and evaluates the performance of the Board and of individual directors. Our nominating and corporate governance committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements and having a general understanding of our industry. In evaluating potential nominees to the Board, the nominating and corporate governance committee considers a wide variety of qualifications, attributes and other factors and recognizes that a diversity of viewpoints and practical experience can enhance the effectiveness of the Board. Accordingly, as part of its evaluation of each candidate, the nominating and corporate governance committee takes into account that candidate’s background, experience, qualifications, attributes and skills that may complement, supplement or duplicate those of other prospective candidates and current directors.
Our nominating and corporate governance committee also considers candidates proposed in writing by stockholders, provided such proposal meets the eligibility requirements for submitting stockholder proposals under our amended and restated bylaws and is accompanied by certain required information about the candidate and the stockholder submitting the proposal. Our nominating and corporate governance committee will evaluate candidates proposed by stockholders by using the same criteria as for all other candidates.
Our nominating and corporate governance committee is also responsible for reviewing developments in corporate governance practices, evaluating the adequacy of our corporate governance practices and reporting and making recommendations to the Board concerning corporate governance matters. Our nominating and corporate governance committee has not adopted a policy regarding the consideration of diversity in identifying director nominees.

Board Meetings and Attendance
The Board held nine meetings in 2019. During 2019, each incumbent member of the Board attended 75% or more of the aggregate of (a) the total number of Board meetings held during the period of such member’s service and (b) the total number of meetings of all committees on which such member served, during the period of such member’s service.
Director Attendance at Annual Meetings of Stockholders
Directors are encouraged, but not required, to attend our annual stockholder meetings. Five of our directors attended our last annual meeting.
Separation of CEO and Chairman Roles
On November 29, 2018, we announced a succession plan (the “Succession Plan”) that took effect on January 2, 2019. Under the Succession Plan, effective on January 2, 2019:

•	C. Daniel Myers retired as our Chief Executive Officer, was elected by the Board as the Non-Executive Chairman of the Board and became a consultant to the Company.

•	Richard S. Eiswirth, Jr., previously our President and Chief Financial Officer, was promoted to Chief Executive Officer and joined the Board.

•	James R. Largent resigned as Chairman of the Board and became our Lead Independent Director, while retaining his role as chair of the nominating and corporate governance committee.
Effective on January 2, 2019, the Board amended our Corporate Governance Guidelines to provide that, at least annually, the Board shall elect a Lead Independent Director by and from the independent Board members to serve for a minimum of one year. Responsibilities of the Lead Independent Director include, among others, presiding at meetings of the Board at which the Chairman is not present, serving as a liaison between the Chairman and the independent directors, previewing the information to be provided to the Board, approving meeting agendas for the Board, organizing and leading the Board’s evaluation of the Chief Executive Officer and leading the Board’s annual self-assessment.
The Board separates the positions of Chief Executive Officer, held by Mr. Eiswirth, and Chairman of the Board, held by Mr. Myers. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business activities, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of our management, with input and advice from our Lead Independent Director. The Board recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman of the Board, particularly as the Board’s oversight responsibilities continue to grow.
Our Chairman of the Board leads our Board. The Chairman of the Board chairs all Board meetings, acts as liaison between the independent directors and management, approves Board meeting schedules, oversees the information distributed in advance of Board meetings and calls meetings of the Board. The Chairman of the Board is also available to our in-house and outside corporate counsel to discuss and, as necessary, respond to stockholder communications to the Board. We believe that having different people serving in the roles of Chief Executive Officer, Chairman of the Board and Lead Independent Director is an appropriate and effective organizational structure for the Company.

Compensation Committee Interlocks and Insider Participation
None of the members of the compensation committee is or has ever been an officer or employee of the Company. No executive officer of the Company serves as a member of the Board or compensation committee of any other entity that has one or more executive officers serving as a member of the Board or our compensation committee.
Risk Oversight
The Board oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. The Board performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of the Company, the Board addresses the primary risks associated with those operations and corporate functions. In addition, the Board reviews the risks associated with the Company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.
Each of our Board committees also oversees the management of the Company’s risk that falls within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. Our Chief Financial Officer, General Counsel and other members of management report to the audit committee with respect to risk management, and our Chief Financial Officer and our General Counsel are responsible for identifying, evaluating and implementing risk management controls and methodologies to address any identified risks. In connection with its risk management role, our audit committee meets privately with representatives from our independent registered public accounting firm and our Chief Financial Officer, General Counsel and other members of management. The audit committee oversees the operation of our risk management program, including the identification of the primary risks associated with our business and periodic updates to such risks and reports to the Board regarding these activities.
Employee Compensation Risks
As part of its oversight of our executive compensation program, the compensation committee considers the impact of our executive compensation program, and the incentives created by the compensation awards that it administers, on our risk profile. In addition, the compensation committee reviews the compensation policies and procedures for all employees, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to us. The compensation committee has determined that, for all employees, our compensation programs are not reasonably likely to have a material adverse effect on us.
Code of Business Conduct
The Board adopted a Code of Business Conduct that relates to ethics and business conduct that applies to all of our employees, executive officers (including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions) and directors. The full text of our Code of Business Conduct is posted on our website at www.alimerasciences.com under the Investor Relations section. We intend to disclose future amendments to certain provisions of our Code of Business Conduct, or waivers of such provisions, applicable to our directors and executive officers at the same location on our website identified above and also in a Current Report on Form 8-K, as required, within four business days following the date of such amendment or waiver. The inclusion of our website address in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement.
Limitation of Liability and Indemnification
We have entered or will enter into indemnification agreements with each of our directors and executive officers. The agreements provide that we will indemnify each of our directors and executive officers against any and all expenses incurred by that director or executive officer because of his status as one of our directors or executive officers, to the fullest extent permitted by Delaware law, our restated certificate of incorporation and our amended and restated bylaws. In addition, the agreements provide that, to the fullest extent permitted by Delaware law, but subject to various exceptions, we will advance all expenses incurred by our directors in connection with a legal proceeding.
Our restated certificate of incorporation and amended and restated bylaws contain provisions relating to the limitation of liability and indemnification of directors. The restated certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	in respect of unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which the director derives any improper personal benefit.
Our restated certificate of incorporation also provides that if Delaware law is amended in the future to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law. The foregoing provisions of the restated certificate of incorporation are not intended to limit the liability of directors or officers for any violation of applicable federal securities laws. As permitted by Section 145 of the Delaware General Corporation Law, our restated certificate of incorporation provides that we may indemnify our directors to the fullest extent permitted by Delaware law and the restated certificate of incorporation provisions relating to indemnity may not be retroactively repealed or modified so as to adversely affect the protection of our directors.
In addition, as permitted by Section 145 of the Delaware General Corporation Law, our amended and restated bylaws authorize us (a) to enter into indemnification agreements with our directors and executive officers and (b) to purchase directors’ and officers’ liability insurance, which we currently maintain to cover our directors and executive officers.
Communications to the Board
Stockholders interested in communicating with the independent directors regarding their concerns or issues may address correspondence to a particular director or to the independent directors generally, care of Alimera Sciences, Inc., 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005, Attn: Secretary. The Secretary of the Company has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any inappropriate communications. If the Secretary of the Company deems a communication to be appropriate, he will forward it, depending on the subject matter, to the Chairman of the Board, the Lead Independent Director, the chair of a committee of the Board, the full Board or a particular director, as appropriate.
Director Compensation
In the spring of 2019, the compensation committee engaged FW Cook to conduct an independent review of the Company’s non-employee director compensation program. Based on that review and discussions with FW Cook, the compensation committee recommended to the Board that certain increases in cash compensation and stock-based awards be made to align non-employee director compensation with market practices. The compensation committee also received advice from FW Cook with respect to including an annual limit on the compensation of non-employee directors ($400,000 per year per non-employee director) as reflected in the Alimera Sciences, Inc. 2019 Omnibus Incentive Plan (the “2019 Incentive Plan”). Our stockholders approved the 2019 Incentive Plan at the 2019 annual meeting held on June 18, 2019. On June 19, 2019, the Board, after considering the recommendation of the compensation committee and the advice of FW Cook, revised our non-employee director compensation program in accordance with the committee’s recommendations. The following table describes our current non-employee director compensation program, which consists of annual cash retainers paid in four quarterly payments and options to purchase shares of our common stock (with the changes made in June 2019 noted in parentheses and in footnote (1)):

Term	Compensation
Annual Cash Retainer for All Non-Employee Directors	$40,000 (increased from $35,000)
Chairman of Board	Additional annual retainer of $45,000 (1)
Lead Independent Director	Additional annual retainer of $15,000
Chair of Audit Committee	Additional annual retainer of $20,000 (increased from $17,000)
Chair of Compensation Committee	Additional annual retainer of $15,000
Chair of Nominating and Corporate Governance Committee	Additional annual retainer of $8,000
Non-Chair Member of Audit Committee	Additional annual retainer of $10,000
Non-Chair Member of Compensation Committee	Additional annual retainer of $7,000
Non-Chair Member of Nominating and Corporate Governance Committee	Additional annual retainer of $4,000
Initial Option Grant	Option to purchase up to 3,333 shares of our common stock (increased from up to 2,667 shares) upon election as director prorated based on the number of days remaining in the year of election (2)
Annual Option Grant	Option to purchase 3,333 shares of our common stock (increased from 2,667 shares) following each annual meeting of stockholders (2)

(1)
Our non-employee director program as in effect in 2018 included a $30,000 additional annual retainer for the Chairman of the Board. In connection with our Succession Plan, we agreed to pay Mr. Myers, in his new role as Chairman of the Board beginning in January 2019, a $45,000 additional annual retainer for that service, and the revised non-employee director program as adopted in June 2019 did not alter that amount.

(2)
Options vest and become exercisable in equal monthly installments over the following 12 months after grant if the director provides continuous service through the applicable vesting date. The monthly vesting of initial option grants is prorated over the applicable number of days remaining in the year of election.

All stock option grants to non-employee directors will have an exercise price per share equal to the fair market value of one share of our common stock on the date of grant and will be subject to the terms of the 2019 Incentive Plan. Each option granted under the 2019 Incentive Plan and our non-employee director compensation program that is not fully vested will become fully vested (a) upon a change in control of the Company and (b) if the non-employee director’s service terminates due to death.
Our current policy is to reimburse our non-employee directors for travel, lodging and other reasonable expenses incurred in connection with their attendance at Board and committee meetings.
Director Compensation Table for Year Ended December 31, 2019
The following table sets forth information regarding compensation earned during the fiscal year ended December 31, 2019 by each of our non-employee directors other than C. Daniel Myers, our former Chief Executive Officer, whose compensation is reported in the section below titled “Summary Compensation Table”:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Mark J. Brooks (2) (3)	26,000	–	26,000
Brian K. Halak, Ph.D. (2)	41,500	27,753	69,253
Garheng Kong, M.D., Ph.D.	52,500	27,753	80,253
James R. Largent	67,500	27,753	95,253
Peter J. Pizzo, III	60,000	27,753	87,753
Calvin W. Roberts, M.D. (4)	17,500	–	17,500
John Snisarenko (5)	22,500	24,061	46,561
Mary T. Szela	47,500	27,753	75,253

(1)
The amounts reported in this column represent the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718. The fair value of each option award is estimated on the date of grant using the Black-Scholes option-pricing model. See Note 14 of the Notes to the Financial Statements in the Annual Report for a discussion of our assumptions in determining the ASC 718 values of our option awards.

Each of Dr. Halak, Dr. Kong, Mr. Largent, Mr. Pizzo and Ms. Szela was granted a stock option on June 19, 2019 to purchase 3,333 shares at an exercise price of $13.80 (as adjusted for our subsequent reverse stock split in November 2019). Each of these options has a 10-year term and vests in equal monthly installments over 12 months starting one month after the grant date, provided the director provides continuous service to us through the applicable vesting date. Mr. Snisarenko was granted a stock option on July 18, 2019 to purchase 3,077 shares at an exercise price of $12.98 (as adjusted for our subsequent reverse stock split in November 2019). This option has a 10-year term and vests in approximately equal monthly installments over 11 months, provided he provides continuous service to us through the applicable vesting date. The exercise prices for all of these options were equal to the closing price of our stock on the Nasdaq Global Market on the date of grant.
The following table describes the number of shares of our common stock that are purchasable under outstanding and unexercised options to purchase shares of our common stock held as of December 31, 2019 by each of our non-employee directors who served during 2019, whether exercisable or unexercisable, except for C. Daniel Myers, our former Chief Executive Officer, whose options are reported in the section below titled “Outstanding Equity Awards as of December 31, 2019”:

Name	Number of Common Shares Purchasable under Outstanding Options
Mark J. Brooks	–
Brian K. Halak, Ph.D.	16,338
Garheng Kong, M.D., Ph.D.	15,338
James R. Largent	16,672
Peter J. Pizzo, III	17,172
Calvin W. Roberts, M.D.	11,448
John Snisarenko	3,077
Mary T. Szela	6,001

(2)	We paid the fees earned by Mr. Brooks and Dr. Halak to the management companies of the venture capital funds with which they were affiliated during 2019.
(3) Mr. Brooks did not stand for re-election at our 2019 annual meeting.
(4) Dr. Roberts resigned from the Board effective at our 2019 annual meeting.

(5)	The Board elected Mr. Snisarenko as a director on July 19, 2019.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of the Board has selected Grant Thornton LLP, an independent registered public accounting firm, as our independent auditors for the year ending December 31, 2020, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Grant Thornton LLP has served as our independent registered public accounting firm since August 23, 2012. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our amended and restated bylaws nor other governing documents or laws require stockholder ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm. However, the audit committee of the Board is submitting the appointment of Grant Thornton LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee of the Board will reconsider whether or not to retain Grant Thornton LLP. Even if the selection is ratified, the audit committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
For the selection by the audit committee of Grant Thornton LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2020 to be ratified, we must receive a FOR vote from the holders of a majority of all those outstanding shares that (a) are present or represented by proxy at the Annual Meeting, and (b) are cast either affirmatively or negatively on Proposal 2. Abstentions and broker non-votes will not be counted FOR or AGAINST the proposal and will have no effect on the proposal. Brokers holding shares for a beneficial owner that have not received voting instructions with respect to the ratification of the approval of the appointment of Grant Thornton LLP will have discretionary voting authority with respect to this matter.
The Board unanimously recommends that you vote FOR Proposal 2.
Independent Registered Public Accounting Firm’s Fees
The following table sets forth the fees billed by Grant Thornton LLP, our independent registered public accounting firm, for audit and non-audit services rendered to us in 2019 and 2018. These fees are categorized as audit fees, audit-related fees, tax fees and all other fees. The nature of the services provided in each category is described following the table.

	Year Ended December 31,
	2019	2018
Grant Thornton LLP Fees
Audit fees(1)	$621,123	$619,376
Audit-related fees	—	—
Tax fees(2)	130,033	50,900
All other fees(3)	—	7,068
Total aggregate fees	$751,156	$677,344
(1) The fees billed or incurred by Grant Thornton LLP for professional services in 2019 and 2018 include the review of our quarterly financial statements included in our quarterly reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, the audit of our annual financial statements and internal control over financial reporting included in the Annual Report, subsidiary audits and the review and consent or comfort letters issued for our registration statements on Form S-8.

(2) In 2019 and 2018, fees billed or incurred by Grant Thornton LLP were for professional services rendered in connection global tax consulting and foreign tax returns.
(3) In 2019 and 2018, fees billed by Grant Thornton LLP were license fees associated with access to an online technical guidance platform related to tax and audit support.
All fees described above were pre-approved by the audit committee in accordance with applicable SEC requirements.
Pre-Approval Policies and Procedures of the Audit Committee
The audit committee’s policy is to pre-approve all audit and permissible non-audit services rendered by Grant Thornton LLP, our independent registered public accounting firm. The audit committee can pre-approve specified services in defined categories of audit services, audit-related services and tax services up to specified amounts, as part of the audit committee’s approval of the scope of the engagement of Grant Thornton LLP or on an individual case-by-case basis before Grant Thornton LLP is engaged to provide a service. The audit committee has determined that the rendering of tax-related services by Grant Thornton LLP in 2019 is compatible with maintaining the principal accountant’s independence for audit purposes. Grant Thornton LLP has not been engaged to perform any non-audit services other than tax-related services.
AUDIT COMMITTEE REPORT
The audit committee has reviewed and discussed with management our audited consolidated financial statements and “Management’s Report on Internal Control over Financial Reporting” in Item 9A included in the Annual Report.
The audit committee also discussed with Grant Thornton LLP those matters required to be discussed by the auditors with the audit committee under the rules adopted by the Public Company Accounting Oversight Board (the “PCAOB”). The audit committee received the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the PCAOB regarding Grant Thornton LLP’s communication with the audit committee concerning independence, and has discussed with Grant Thornton LLP their independence. The audit committee considered with Grant Thornton LLP whether the non-audit services that Grant Thornton LLP provided to us during 2019 was compatible with their independence.
Based upon the review and discussions described above, the audit committee recommended to the Board that the audited consolidated financial statements be included in the Annual Report for filing with the SEC. We have selected Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020 and have approved submitting the selection of the independent registered public accounting firm for ratification by the stockholders.
Submitted by the Audit Committee of the Board:

Peter J. Pizzo, III (Chairman)
John Snisarenko
Mary T. Szela

The material in this Audit Committee Report shall not be deemed to be “soliciting material” or “filed” with the SEC. This Audit Committee Report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act of 1933, as amended, except to the extent we specifically incorporate it by reference into such filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Overview
The first table below provides information concerning beneficial ownership of our common stock and preferred stock as of the record date by each stockholder, or group of affiliated stockholders, known to us to beneficially own more than 5% of our outstanding common stock and preferred stock.
The second table provides information concerning beneficial ownership of our common stock as of the record date, by:

•	each of our named executive officers;

•	each of our directors; and

•	all of our current executive officers and directors as a group.
The following tables are based upon information supplied by directors, executive officers and principal stockholders; and Schedule 13G, Schedule 13D and Section 16 filings filed with the SEC through the record date. The column in each table entitled “Percentage of Shares of Common Stock Beneficially Owned” is based upon 5,028,882 shares of common stock outstanding as of the record date.
Preferred Stock
We have two authorized and outstanding series of preferred stock: our Series A Convertible Preferred Stock (“Series A Preferred Stock”) and our Series C Convertible Preferred Stock (“Series C Preferred Stock”). Because our Series C Preferred Stock is nonvoting, it is not separately listed in columns in the first table, unlike the Series A Preferred Stock, which is voting.
Explanation of Certain Calculations in the Table for 5% Stockholders
The column in the following table entitled “Number of Shares of Common Stock Beneficially Owned” includes shares of common stock issuable upon conversion of shares of (a) Series A Preferred Stock and (b) Series C Preferred Stock. To our knowledge, the stockholders listed in the table beneficially own no other securities or right under which they are entitled to acquire shares of common stock within 60 days of the record date. The column entitled “Percentage of Shares of Common Stock Beneficially Owned” deems the shares of common stock described in the first sentence of this paragraph to be outstanding and to be beneficially owned by the person holding the Series A Preferred Stock or Series C Preferred Stock for the purpose of computing the percentage ownership of the holder of those securities, but those securities are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Each share of Series A Preferred Stock is convertible into shares of common stock at the rate equal to $40.00 divided by $39.90, which means that the outstanding shares of Series A Preferred Stock are convertible into 601,504 shares of common stock as of the record date. For voting purposes, however, each share of Series A Preferred Stock is entitled to one vote per share of common stock underlying the Series A Preferred Stock on an as-converted basis based on a deemed conversion price of $44.25 per share, which results in 542,373 votes for the Series A Preferred Stock as of the record date. As a result, the voting power of the holders of Series A Preferred Stock expressed as a percentage of the total voting power of our outstanding shares of capital stock is somewhat lower than the percentage provided in the Percentage of Shares of Common Stock Beneficially Owned column in the table below.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percentage of Shares of Common Stock Beneficially Owned	Number of Shares of Series A Preferred Stock Beneficially Owned	Percentage of Shares of Series A Preferred Stock Beneficially Owned

5% Stockholders (other than our executive officers and directors)
Palo Alto Investors, LLC 470 University Avenue Palo Alto, California 94301	802,424	(1)	16.0%	600,000 (8)	100.0%
Deerfield Management Company, L.P. 780 Third Avenue, 37th Floor New York, NY 10017	676,667	(2)	13.5%	—	—
Domain Associates, L.L.C. 202 Carnegie Center, Suite 104 Princeton, New Jersey 08540	241,715	(3)	4.8%	—	—
Avoro Capital Advisors LLC 110 Greene Street Suite 800 New York, New York 10012	415,999	(4)	8.3%	—	—
HBM Healthcare Investments (Cayman) Ltd. Governors Square Suite #4-212-2 23 Lime Tree Bay Avenue West Bay Grand Cayman, Cayman Islands	466,666	(5)	9.3%	—	—
AIGH Capital Management, LLC 6006 Berkeley Avenue Baltimore, Maryland 21209	473,025	(6)	9.4%
Ronald L. Chez	348,576	(7)	6.9%

(Footnotes begin on following page.)

(1)
Represents 8,595 shares of common stock and 21,554 shares of common stock issuable upon conversion of Series A Preferred Stock beneficially owned by Palo Alto Investors LP (“PAI”), as an investment adviser to investment limited partnerships, and PAI LLC, as the general partner of investment limited partnerships; 81,106 shares of common stock and 231,779 shares of common stock issuable upon conversion of Series A Preferred Stock held by Palo Alto Healthcare Master Fund, L.P. (“Healthcare Master”); 111,220 shares of common stock and 348,170 shares of common stock issuable upon conversion of Series A Preferred Stock held by Palo Alto Healthcare Master Fund II, L.P. (“Healthcare Master II”). Dr. Patrick Lee and Dr. Anthony Joonkyoo Yun co-manage PAI. PAI, PAI LLC, Healthcare Master, Healthcare Master II, Dr. Lee and Dr. Yun (collectively the “PAI Investors”) filed a Schedule 13G jointly, but not as members of a group, and each of them expressly disclaims membership in a group. Each PAI Investor disclaims beneficial ownership, except to the extent of that PAI Investors’ pecuniary interest therein. In addition, the filing of the Schedule 13G jointly by Healthcare Master and Healthcare Master II should not be construed as an admission that any of them is, and each disclaims that it is, a beneficial owner of any of common stock or Series A Preferred Stock. The principal business office of Healthcare Master and Healthcare Master II is located at Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands.

(2)
Based on Schedule 13G/A filed by a group, including James Flynn, with the SEC on January 23, 2020, represents an aggregate of 10,150 shares of Series C Preferred Stock convertible into 676,667 shares of common stock collectively held by (i) Deerfield Partners, L.P., Deerfield Private Design Fund II, L.P., Deerfield Private Design International II, L.P. and Deerfield Private Design Fund III, L.P., of which Deerfield Management Company, L.P. is the investment advisor. The provisions of the Series C Preferred Stock restrict its conversion to the extent that, upon such conversion, the number of shares then beneficially owned by the holder and its affiliates and any other person or entities with which such holder would constitute a Section 13(d) “group” would exceed 9.98% of the total number of shares of common stock then outstanding (the “Ownership Cap”). Accordingly, notwithstanding the number of shares reported, the reporting person disclaims beneficial ownership of the shares of common stock issuable upon conversion of the Series C Preferred Stock to the extent beneficial ownership of such shares would cause all reporting persons under the Schedule 13G/A, in the aggregate, to exceed the Ownership Cap.

(3)
Represents 239,392 shares held by Domain Partners VI, L.P. and 2,323 shares held by DP VI Associates, L.P. The managing members of One Palmer Square Associates VI, L.L.C., the general partner of Domain Partners VI, L.P. and DP VI Associates, L.P., share voting and investment power with respect to these shares. Brian Halak, Ph.D., a member of the Board, is a member of One Palmer Square Associates VI, LLC, but has no voting or investment power and disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(4)
Based on Schedule 13G/A filed with the SEC on February 14, 2020, represents 415,999 shares held by Avoro Capital Advisors LLC (formerly venBio Select Advisor LLC) (“Avoro”). Avoro provides investment advisory and management services and has acquired these shares solely for investment purposes on behalf of Avoro Life Sciences Fund LLC (formerly venBio Select Fund LLC), and certain managed accounts. The Schedule 13G/A for these shares was filed by Avoro and Behzad Aghazadeh (“Dr. Aghazadeh”). Dr. Aghazadeh serves as the portfolio manager and controlling person of Avoro. The filing by Avoro and Dr. Aghazadeh of the Schedule 13G/A should not be construed as an admission that Avoro or Dr. Aghazadeh is the beneficial owner of these shares.

(5)
Based on Schedule 13G/A filed with the SEC on February 11, 2020, represents 466,666 shares held by HBM Healthcare Investments (Cayman) Ltd. Voting and investment power over the shares held by HBM Healthcare Investments (Cayman) Ltd. is exercised by the board of directors of HBM Healthcare Investments (Cayman) Ltd., which consists of Jean-Marc LeSieur, Richard H. Coles, Sophia Harris, Dr. Andreas Wicki, Mark Kronenfeld, M.D. and Richard Paul Woodhouse, none of whom has individual voting or investment power with respect to the shares.

(6)
Based on Schedule 13G filed with the SEC on February 13, 2020, represents an aggregate of 473,025 shares held by AIGH Capital Management, LLC (“AIGH LP”), AIGH Investment Partners, L.L.C. (“AIGH LLC”) and Orin Hirschman. AIGH LP is an advisor or sub-advisor with respect to shares held by AIGH Investment Partners, L.P. and WVP Emerging Manger Onshore Fund, LLC. AIGH LLC directly holds shares. Mr. Hirschman, who is the managing member of AIGH LP and president of AIGH LLC, holds shares directly with his family.

(7)
Based on Schedule 13D/A filed with the SEC on January 24, 2020, represents an aggregate of 348,576 shares of common stock held by individual retirement accounts for the benefit of Ronald L. Chez, the Chez Family Foundation and Ronald L. Chez individually.

(8)
Includes 21,500 shares of Series A Preferred Stock held by PAI LLC, 231,200 shares of Series A Preferred Stock held by Healthcare Master and 347,300 shares of Series A Preferred Stock held by Healthcare Master II. For further information regarding PAI Investors, see footnote (1) above.

Explanation of Certain Calculations in the Table for Directors and Named Executive Officers
The column in the following table entitled “Number of Shares of Common Stock Beneficially Owned” includes shares of common stock underlying options to purchase common stock that are currently exercisable or exercisable within 60 days of the record date. To our knowledge, the stockholders listed in the following table, as well as the executive officers included in the group but not specifically named, beneficially own no other securities or right under which they are entitled to acquire shares of common stock within 60 days of the record date. The column entitled “Percentage of Shares of Common Stock Beneficially Owned” deems the shares of common stock described in the first sentence of this paragraph to be outstanding and to be beneficially owned by the person holding the option to purchase common stock for the purpose of computing the percentage ownership of the holder of those securities, but those securities are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Because our executive officers and directors do not beneficially own any shares of our preferred stock, the table omits the columns that describe ownership of Series A Preferred Stock.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned		Percentage of Shares of Common Stock Beneficially Owned
Directors and Named Executive Officers
Philip Ashman, Ph.D.	72,590	(2)	1.4%
Richard S. Eiswirth	175,492	(3)	3.5%
Brian K. Halak, Ph.D.	258,165	(4)	5.1%
David Holland	82,128	(5)	1.6%
Garheng Kong, Ph.D.	15,338	(6)	*
James R. Largent	19,672	(7)	*
C. Daniel Myers	200,505	(8)	4.0%
Peter J. Pizzo, III	17,672	(9)	*
John Snisarenko	13,077	(10)	*
Mary T. Szela	6,001	(11)	*
All current directors and executive officers as a group (12 persons)	896,812	(12)	17.8%

(Footnotes begin on following page.)

*	Represents beneficial ownership of less than one percent of our outstanding common stock.
(1)	Unless otherwise indicated, the address for each beneficial owner is c/o Alimera Sciences, Inc., 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005.
(2)	Includes 61,949 shares issuable upon exercise of options exercisable within 60 days of the record date.
(3)	Includes 136,616 shares issuable upon exercise of options exercisable within 60 days of the record date.
(4)
Dr. Halak is affiliated with Domain Associates L.L.C. Dr. Halak disclaims beneficial ownership of the shares held by the entities affiliated with Domain Associates referenced in footnote (3) to the table for 5% Stockholders above, except to the extent of his pecuniary interest therein. Includes 112 shares owned directly by Dr. Halak and 16,338 shares issuable upon exercise of options exercisable within 60 days of the record date.

(5)	Includes 61,355 shares issuable upon exercise of options exercisable within 60 days of the record date.
(6)	Includes 15,338 shares issuable upon exercise of options exercisable within 60 days of the record date.
(7)	Includes 16,672 shares issuable upon exercise of options exercisable within 60 days of the record date.
(8)	Includes 189,927 shares issuable upon exercise of options exercisable within 60 days of the record date.
(9)	Includes 17,172 shares issuable upon exercise of options exercisable within 60 days of the record date.
(10)	Includes 3,077 shares issuable upon exercise of options exercisable within 60 days of the record date.
(11)	Includes 6,001 shares issuable upon exercise of options exercisable within 60 days of the record date.
(12)	Includes 540,170 shares issuable upon exercise of options exercisable within 60 days of the record date.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file reports with the SEC regarding their ownership and changes in ownership of our securities.
Based solely upon a review of those reports and written representations provided to us by all of our directors and executive officers, we believe that during the year ended December 31, 2019, our directors, executive officers and greater than 10% stockholders timely filed all reports they were required to file under Section 16(a), except that Kenneth Green, Ph.D., formerly the Company’s Senior Vice President, Chief Scientific Officer and Global Head of Research and Development, filed one report relating to one transaction one day late.
CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS
During 2018 and 2019, we were not a participant in any transaction or series of transactions in which the amount involved did exceed or may exceed the lesser of $120,000 or 1% of the average of our total assets at year-end for 2018 and 2019 in which any directors, director nominees, executive officers, greater than 5% beneficial owners and their respective immediate family members (each, a “Related Person”) had or will have a direct or indirect material interest, other than the compensation arrangements (including with respect to equity compensation) described in “Executive Compensation” beginning on page 26 and “Director Compensation” on page 13.
We intend to ensure that all future transactions between us and any Related Person are approved by a majority of the members of the Board, including a majority of the independent and disinterested members of the Board, and are on terms no less favorable to us than those that we could obtain from unaffiliated third-parties.

EXECUTIVE OFFICERS
The following table provides the name, age and position of each of our executive officers as of the record date. Certain biographical information for each executive officer follows the table.

Name	Age	Position
Richard S. Eiswirth, Jr.	51	President, Chief Executive Officer and Director
J. Philip Jones	56	Chief Financial Officer
David Holland	56	Chief Marketing Officer, Senior Vice President Corporate Communications and Managed Markets
Philip Ashman, Ph.D.	55	Chief Operating Officer and Senior Vice President Commercial Operations Europe
Samer Kaba, M.D.	58	Chief Medical Officer

Richard S. Eiswirth, Jr. — For biographical information about Mr. Eiswirth, see “Proposal 1: Election of Directors – Continuing Directors Not Standing for Election – Class II Directors (Terms Expire in 2021).”
J. Philip Jones has been our Chief Financial Officer since January 2019. Mr. Jones was previously our Vice President of Finance, a position he held from August 2016. Mr. Jones joined us in May 2015 as the Executive Director of Finance and Corporate Controller. Prior to May 2015, Mr. Jones held senior financial leadership roles at Theragenics Corporation, a medical device company, from July 2014 to May 2015 and Superior Essex, a public communications and electric cable company from September 2002 to July 2014. Prior to 2002, Mr. Jones held financial leadership positions at Arjo Wiggins Medical, the medical division of Arjo Wiggins Appleton and Hebel Building Systems, a division of Philipp Holzmann AG. Mr. Jones began his financial career in 1986 as an accountant for a large regional CPA firm in Atlanta, Georgia. Mr. Jones is a Certified Public Accountant in the state of Georgia and is a graduate of Auburn University with a B.S. in Business Administration with an emphasis in accounting.
David Holland is one of our co-founders and currently serves as our Chief Marketing Officer, Senior Vice President Corporate Communications and Managed Markets. Mr. Holland served as the Vice President of Marketing from the founding of the Company in 2003 through August 2010, when he was appointed the Senior Vice President of Sales and Marketing, a position he held until January 2019. Prior to co-founding the Company, Mr. Holland served as the Vice President of Marketing of Novartis Ophthalmics from 1998 to 2003. In 1997, Mr. Holland served as Global Head of the Lens Business at CIBA Vision and in 1996, Global Head of the Lens Care Business of CIBA Vision. From 1992 to 1995, Mr. Holland served as the Director of Marketing for CIBA Vision Ophthalmics. From 1989 to 1991, Mr. Holland served as New Products Manager for CIBA Vision. From 1985 to 1989, Mr. Holland served as a Brand Assistant and Assistant Brand Manager of Procter and Gamble. Mr. Holland holds an A.B. in Politics from Princeton University.
Philip Ashman, Ph.D. has served as Chief Operating Officer and Senior Vice President Commercial Operations Europe since January 2019. Previously, Dr. Ashman served as the Senior Vice President, Managing Director Europe since January 2013. Prior to joining us, Dr. Ashman held a number of leadership roles at Bayer from 2006 to 2012, including being responsible for leadership of the market access strategy in the U.K. for Bayer, covering all therapy areas including ophthalmology. Prior to this, Dr. Ashman served as Vice President Global Marketing Oncology at Bayer and also as Vice President Regional Business Unit Head (Europe) Oncology, responsible for the delivery of oncology sales and profitability targets in Europe, Canada, the Middle East and Africa. Before 2006, Dr. Ashman held UK-based business leadership positions in AstraZeneca and Sanofi. Dr. Ashman holds a doctorate in biochemistry from the University of London: Royal Holloway and Bedford, U.K., and a Bachelor of Science degree in biochemistry from the University College London, U.K.
Samer Kaba, M.D. has served as Chief Medical Officer since April 2019. Dr. Kaba is responsible for directing our global medical strategy behind current and future projects. Functions under Dr. Kaba’s oversight will include medical affairs, pharmacovigilance, medical information, clinical operations and regulatory affairs. Dr. Kaba is a board-certified neurologist with over 15 years of pharmaceutical industry experience leading diverse teams and global projects. Before joining Alimera, Dr. Kaba served as Chief Medical Officer at Cortexyme from October 2016 to November 2018, where he was responsible for formulating and executing regulatory and clinical development strategies. Prior to this, he was Global Head of Clinical Development and Medical Affairs at Osmotica Pharmaceuticals from October 2015 to October 2016, where he led the development of new products and supported marketed drugs, and Vice President of Medical Affairs at Medpace from February 2010 to September 2015, where he was instrumental in expanding the neuroscience therapeutic area. Before he joined the pharmaceutical industry, Dr. Kaba held multiple academic positions at the University of Texas M.D. Anderson Cancer Center, University of Arkansas for Medical Sciences and Emory University, and maintained a neurology/MS private practice. Dr. Kaba completed his medical degree at Damascus University School of Medicine, and his neurology training at the State University of New York at Buffalo. He also completed fellowship training in Neuro-Ophthalmology and Neuro-Immunology at the State University of New York at Buffalo, and in Neuro-Oncology at the University of Texas M.D. Anderson Cancer Center. Dr. Kaba is board-certified by the American Board of Psychiatry and Neurology.
Election of Officers
Our executive officers are currently elected by the Board on an annual basis and serve until their successors are duly elected and qualified, or until their earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

EXECUTIVE COMPENSATION
Compensation Objectives and Overview
As a pharmaceutical company, we operate in an extremely competitive, rapidly changing and heavily regulated industry. We believe that the skill, talent, judgment and dedication of our executive officers and other key employees are critical factors affecting our long-term stockholder value. Therefore, our goal is to maintain a compensation program that will fairly compensate our executive officers, attract and retain highly qualified executive officers, motivate the performance of our executive officers towards, and reward the achievement of clearly defined corporate goals, and align our executive officers’ long-term interests with those of our stockholders. We believe that for life science companies, stock-based compensation is a significant motivator in attracting employees, and while base salary and the potential for cash bonuses must be at competitive levels, performance is most significantly affected by appropriately relating the potential for creating stockholder value to an individual’s compensation potential through the use of equity awards.
Compensation Committee
The compensation committee of the Board is comprised of three non-employee members of the Board. The compensation committee reviews the performance of our management in achieving corporate objectives and aims to ensure that the executive officers are compensated effectively in a manner consistent with our compensation philosophy and competitive practice. In fulfilling this responsibility, the compensation committee annually reviews the performance of each executive officer. Our Chief Executive Officer, as the manager of the executive team, assesses our executive officers’ contributions to the corporate goals and makes a recommendation to the compensation committee with respect to any merit increase in salary, cash bonus and equity award for each member of the executive team other than himself. The compensation committee meets with the Chief Executive Officer to evaluate, discuss and modify or approve these recommendations. The compensation committee also conducts a similar evaluation of the Chief Executive Officer’s contributions when the Chief Executive Officer is not present, and determines any increase in salary, cash bonus and equity award.
Compensation Consultant
The compensation committee engaged FW Cook to provide advice in connection with our executive compensation programs and incorporated FW Cook’s recommendations into its decision-making process for setting the named executive officers’ 2019 compensation.

2019 Summary Compensation Table
The following table summarizes the compensation that we paid to our Chief Executive Officer, former Chief Executive Officer and each of our two other most highly compensated executive officers during the years ended December 31, 2019 and 2018. We refer to these executive officers in this Proxy Statement as our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)(5)	Restricted Stock Units ($)(6)(7)	Option Awards ($)(8)(9)	Non-Equity Incentive Plan Compensa-tion ($)(10)	All Other Compen-sation ($)(11)	Total ($)
Richard S. Eiswirth, Jr.
President, Chief Executive Officer and Former Chief Financial Officer (1)	2019 2018	525,000 495,000	— —	172,950 97,208	269,588 232,962	— —	9,487 6,122	977,025 831,292

C. Daniel Myers
Chairman of the Board and Former Chief Executive Officer (2)	2019 2018	— 600,000	— —	— 143,956	27,753 306,734	— —	802,500 6,097	830,253 1,056,787

David Holland (3)
Chief Marketing Officer, Senior Vice President Corporate Communications and Managed Markets	2019	386,250	—	92,545	91,663	—	6,000	576,458

Philip Ashman, Ph.D.
Chief Operating Officer and Senior Vice President Commercial Operations Europe (3)(4)	2019	331,947	—	79,387	107,838	—	34,007	553,179

(1)
Mr. Eiswirth served as our President and Chief Financial Officer until January 2, 2019, when he was promoted to President and Chief Executive Officer and relinquished his role as Chief Financial Officer.

(2)	Mr. Myers served as our Chief Executive Officer until January 2, 2019, when he became our Chairman of the Board of Directors and retired as our Chief Executive Officer.

(3)	Compensation for Mr. Holland and Dr. Ashman is provided only for 2019 because neither of them was a named executive officer in 2018.

(4)
Dr. Ashman was paid in British Pounds Sterling, which for purposes of this presentation were converted to U.S. Dollars at the average exchange rate for the twelve months ended December 31, 2019 of 1.27672 U.S. Dollars per British Pound Sterling.

(5)	As explained in greater detail below, in 2018 and 2019 the compensation committee elected to grant our executive officers restricted stock units in lieu of a cash bonus program.

(6)
The amounts reported in this column represent the aggregate grant date fair value of restricted stock units awarded computed in accordance with the FASB ASC Topic 718. See Note 14 of the Notes to the Financial Statements in the Annual Report for a discussion of our assumptions in determining the ASC 718 values of the restricted stock unit awards.

(7)	The material terms of the restricted stock units granted in 2019 and 2018 are as follows:

Name	Grant Date	Number of RSUs (#)	Vesting Dates
Richard S. Eiswirth, Jr.	1/23/2019	13,407	(a)
	1/22/2018	5,587	(b)
C. Daniel Myers	2019	–	n/a
	1/22/2018	8,274	(c)
David Holland	1/23/2019	7,174	(d)
Philip Ashman, Ph.D.	1/23/2019	6,154	(e)

(a) Vested in two equal installments on March 5 and March 6, 2020.
(b) Vested in two equal installments on February 6 and February 7, 2019.
(c) Vested in two equal installments on February 4 and February 5, 2019.
(d) Vested in two equal installments on March 3 and March 4, 2020.
(e) Vested in two equal installments on February 28 and March 2, 2020.

(8)
The amounts reported in this column represent the aggregate grant date fair value of options awarded computed in accordance with FASB ASC Topic 718. See Note 14 of the Notes to the Financial Statements in the Annual Report for a discussion of our assumptions in determining the ASC 718 values of our option awards.

(9)
The material terms of the stock options granted in 2019 and 2018 are described in the following table. Unless otherwise noted, each option vests in 48 equal monthly installments over a four-year period beginning on the initial vesting date.

Name	Initial Vesting Date	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date
Richard S. Eiswirth, Jr.	2/23/2019	33,334	12.90	1/22/2029
	2/22/2018	20,000	17.40	1/21/2028
C. Daniel Myers	7/19/2019 (a)	3,334	13.80	6/18/2029
	2/22/2018	26,334	17.40	1/21/2028
David Holland	2/23/2019	11,334	12.90	1/22/2029
Philip Ashman, Ph.D.	2/23/2019	13,334	12.90	1/22/2029

(a)	Granted for service on the board of directors; vests in 12 equal monthly installments, provided Mr. Myers provides continuous service to us through the applicable vesting date.

(10)	We paid no non-equity incentive plan compensation for 2019 or 2018.

(11)	All Other Compensation includes:

(a)	for Mr. Eiswirth and Mr. Holland, 401(k) matching contributions for their benefit and short-term and long-term disability gross-ups paid on their behalf;

(b)	for Mr. Eiswirth, long-term disability premium payments of $3,487 for his benefit in 2019;

(c)
for Mr. Myers, (i) in 2019, 401(k) matching contributions for his benefit and short-term and long-term disability gross-ups paid on his behalf, and (ii) in 2020, severance compensation of $600,000, compensation of $120,000 for consulting services provided after his January 2, 2019 retirement date and cash compensation of $82,500 for his service on the board of directors; and

(d)	for Dr. Ashman, contributions to a private pension of $21,291 and payments of $12,716 for the use of his own car.

Narrative Explanation of Certain Aspects of the Summary Compensation Table
Overview
The compensation paid to Mr. Eiswirth, Mr. Holland and Dr. Ashman in 2019 consisted of the following components:

•	base salary;

•	restricted stock units in lieu of cash bonuses; and

•	long-term incentive compensation in the form of stock options.
As noted above, on November 29, 2018, we announced a Succession Plan that took effect on January 2, 2019. Under the Succession Plan:

•	Effective on January 2, 2019, Mr. Myers retired as our Chief Executive Officer and became a consultant to us, as further described below.

•	Effective on January 2, 2019, Mr. Eiswirth, previously our President and Chief Financial Officer, was promoted to Chief Executive Officer.
Employment and Consulting Agreements with Our Named Executive Officers
Employment Agreements with Mr. Eiswirth and Mr. Holland
We have entered into amended and restated employment agreements (each an “Employment Agreement”) with two of our named executive officers, Mr. Eiswirth and Mr. Holland. These Employment Agreements are based on the same form. We have also entered into an Employment Contract with Dr. Ashman (the “Ashman Employment Contract”), who resides in the U.K., using a form suitable for that jurisdiction. The Ashman Employment Contract is described below.
The Employment Agreements provide for a starting base salary that may be reviewed and increased from time to time at the discretion of the compensation committee, which has exercised this discretion, including in setting the salaries of Mr. Eiswirth and Mr. Holland for 2019. The Employment Agreements also requires us to pay an annual bonus for each year to the executive officer no later than 2 ½ months after the end of that year in the amount, and subject to the terms and conditions of, our cash incentive plan applicable to executive officers. Mr. Eiswirth’s target annual bonus amount shall not be reduced to an amount below 55% of his then-current base salary, and Mr. Holland’s target annual bonus amount shall not be reduced to an amount below 40% of his then-current base salary. As explained under the heading “Restricted Stock Awards” below, for 2018 and 2019, we determined that instead of offering a cash bonus to our executive officers, we would grant them restricted stock units (RSUs) that would allow them to obtain stock in Alimera. We implemented this plan in lieu of the cash bonus program. Each of Mr. Eiswirth and Mr. Holland is eligible to receive and has received equity awards at the discretion of the compensation committee.
The Ashman Employment Contract (a) provides for a base annual salary that the compensation committee reviews annually and may or may not increase from time to time, at its discretion, and (b) states that he is eligible to receive a discretionary annual bonus with a target of 40% of base salary, subject to such conditions as we may determine. Dr. Ashman has also received equity awards at the discretion of the compensation committee.
Each of the Employment Agreements provides that the applicable named executive officer’s employment with us is “at will,” and the Ashman Employment Contract includes language to that effect.
The named executive officers other than Mr. Myers are entitled to receive all other benefits generally available to our executive officers in the U.S., with Dr. Ashman receiving similar benefits in the U.K. The Employment Agreements with Mr. Eiswirth and Mr. Holland also provide certain severance and change in control-related benefits to them, including cash severance and vesting acceleration upon the occurrence of certain defined events. Dr. Ashman receives certain severance benefits as described below. Additional information regarding these agreements is included below.
Succession and Consulting Agreement with Mr. Myers
In connection with Mr. Myers’ resignation as Chief Executive Officer, we entered into a Succession and Consulting Agreement with him under which he began serving as a consultant to us on January 2, 2019.
During the term of the consulting agreement, Mr. Myers agreed to provide consulting services to us for up to 24 business days per year in exchange for compensation of $120,000 per year payable in equal monthly installments. The consulting agreement had an initial term of one year but was extended in accordance with its terms. During its term, the consulting agreement may be terminated by either party without cause upon six months’ notice and also contains customary covenants, terms and conditions, including provisions concerning termination for cause, noncompetition, non-solicitation and confidentiality. In any event, the agreement will terminate on December 31, 2021. Under the consulting agreement, we also paid $600,000 in severance to Mr. Myers in connection with his termination as our employee. We paid this severance during 2019 in 24 equal bimonthly installments of $25,000.
In connection with the Succession Plan, the Board also appointed Mr. Myers as the Non-Executive Chairman of the Board effective as of January 2, 2019. As Non-Executive Chairman of the Board, Mr. Myers became entitled to receive the standard annual cash payment for all non-employee directors, which was increased from $35,000 to $40,000 in June 2019 as noted above. In addition, Mr. Myers receives an annual cash payment of $45,000 for his service as the Non-Executive Chairman of the Board. As a non-employee director, Mr. Myers also receives the standard annual option grant to non-employee directors following each annual meeting of stockholders.
Payments to Mr. Myers in 2019 under the consulting agreement are disclosed in the “All Other Compensation” column of the 2019 Summary Compensation Table above.
Under each heading below, we describe additional material terms of the employment and consulting agreements that were in effect during 2019.
Base Salaries
For the year ended December 31, 2019, the annual base salaries for our named executive officers other than Mr. Myers were as follows:

•	Richard S. Eiswirth, Jr. — $525,000;

•	David Holland — $386,250; and

•	Philip Ashman — $331,947.
Restricted Stock Awards
For 2018 and 2019, we determined that instead of offering a cash bonus to our executive officers, we would grant them RSUs that would allow them to obtain stock in Alimera. We implemented this plan in lieu of the cash bonus program to conserve cash for other corporate uses and to further align the interests of our executive officers with those of our common stockholders.
Under the Succession Plan, in January 2019 we granted to Mr. Eiswirth 13,407 RSUs that vested in two equal amounts on March 5 and March 6, 2020.
In January 2019, we granted (a) 7,174 RSUs to Mr. Holland that vested in two equal amounts on March 3 and March 4, 2020 and (b) 6,154 RSUs to Dr. Ashman that vested in two equal amounts on February 28 and March 2, 2020.

Long-Term Incentive Compensation
We use equity awards for our long-term equity compensation to ensure that our executive officers have a continuing stake in our long-term success. Our long-term incentive awards have primarily been in the form of options to purchase our common stock. Because our executive officers are awarded stock options with an exercise price equal to the fair market value of our common stock on the date of grant, these options will have value to our executive officers only if the market price of our common stock increases after the date of grant and they remain employed by us through the vesting date.
Generally, to align the executive’s interests with those of our stockholders, we make a significant stock option grant to an executive officer at the first regularly scheduled meeting of the compensation committee after the officer commences employment. Typically, our initial stock option grants to new executives vest in 1/48th increments monthly over four years. Our stock option grants to continuing executives vest in equal monthly installments over a four-year period following the grant date. We believe that the resulting overlapping vesting schedule from awards made in prior years, together with the number of shares subject to each award, helps ensure a meaningful incentive to remain in our employment and to enhance stockholder value over time.
For information regarding the vesting and acceleration provisions applicable to the options held by our named executive officers, please see “Severance and Change in Control Benefits” below.
In January 2019 we granted 33,334 stock options to Mr. Eiswirth, 11,334 stock options to Mr. Holland and 13,334 stock options to Dr. Ashman. The exercise price for each option is $12.90, the closing price of our common stock on the Nasdaq Global Market on January 23, 2019 (as adjusted for our subsequent reverse stock split in November 2019). Each option vests in 1/48th increments monthly over four years.
Outstanding Equity Awards as of December 31, 2019
The following table sets forth information regarding each option and restricted stock unit held by each of our named executive officers as of December 31, 2019. The vesting provisions applicable to each outstanding option and restricted stock unit is described in the footnotes to the following table. For a description of the acceleration of vesting provisions applicable to the options and restricted stock unit held by our named executive officers, please see the section titled “Severance and Change in Control Benefits” below.

	Option Awards						Restricted Stock Awards
Name	Initial Vesting Date (1)		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Type of Award	Grant Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)
Richard S. Eiswirth, Jr.	12/3/2010		4,544	—	167.25	11/3/2020	RSU (2)	1/23/2019	13,407	101,625
	3/10/2012		11,334	—	24.75	2/10/2022
	1/19/2013		20,568	—	24.90	12/19/2022
	1/16/2014		22,667	—	37.05	12/15/2023
	2/28/2015		18,334	—	82.65	1/28/2025
	2/4/2016	(1)	17,952	382	37.05	1/3/2026
	2/20/2017	(1)	15,799	5,869	17.70	1/19/2027
	2/22/2018	(1)	9,584	10,416	17.40	1/21/2028
	2/23/2019	(1)	7,639	25,695	12.90	1/22/2029
C. Daniel Myers	12/3/2010		6,480	—	167.25	11/3/2020
	3/10/2012		20,002	—	24.75	2/10/2022
	1/19/2013		29,469	—	24.90	12/19/2022
	1/16/2014		31,668	—	37.05	12/15/2023
	2/28/2015		30,000	—	82.65	1/28/2025
	2/4/2016	(1)	29,375	625	37.05	1/3/2026
	2/20/2017	(1)	20,660	7,674	17.70	1/19/2027
	2/22/2018	(1)	12,619	13,715	17.40	1/21/2028
	7/19/2019	(3)	1,667	1,667	13.80	6/18/2029
David Holland	12/3/2010		2,925	—	167.25	11/3/2020	RSU (4)	1/23/2019	7,174	54,379
	3/10/2012		5,001	—	24.75	2/10/2022
	1/19/2013		9,202	—	24.90	12/19/2022
	1/16/2014		1,001	—	37.05	12/15/2023
	2/28/2015		8,334	—	82.65	1/28/2025
	2/4/2016	(1)	8,160	174	37.05	1/3/2026
	2/20/2017	(1)	7,293	2,708	17.70	1/19/2027
	2/22/2018	(1)	4,473	4,861	17.40	1/21/2028
	2/23/2019	(1)	2,598	8,736	12.90	1/22/2029
Philip Ashman, Ph.D.	2/2/2013		13,334	—	24.45	1/2/2022	RSU (5)	1/23/2019	6,154	46,647
	1/16/2014		13,334	—	37.05	12/15/2023
	2/28/2015		8,334	—	82.65	1/28/2025
	2/4/2016	(1)	8,160	174	37.05	1/3/2026
	2/20/2017	(1)	7,292	2,708	17.70	1/19/2027
	2/22/2018	(1)	4,792	5,208	17.40	1/21/2028
	2/23/2019	(1)	3,056	10,278	13.80	1/22/2029
(1) Vests in 48 equal monthly installments over a four-year period beginning on the initial vesting date.
(2) Vested in two equal installments on March 5 and March 6, 2020.
(3) Granted for service on the board of directors; vests in 12 equal monthly installments over a one-year period beginning on the initial vesting date.
(4) Vested in two equal installments on March 3 and March 4, 2020.
(5) Vested in two equal installments on February 28 and March 2, 2020.

Severance and Change in Control Benefits for Mr. Eiswirth and Mr. Holland
The Employment Agreements of Mr. Eiswirth and Mr. Holland provide certain severance and change in control benefits as described below. Under each heading below, we describe the terms of the Employment Agreements that were in effect during 2019.
Mr. Myers’ consulting agreement provides for severance payments to him totaling $600,000 in connection with his termination as our employee. We paid this severance during 2019 in 24 equal bimonthly installments of $25,000.
Acceleration Provisions for Unvested Options and RSUs in Event of Change in Control
Each Employment Agreement includes acceleration provisions for unvested options and RSUs in the event of a change in control. Under these provisions, if change in control occurs, each officer will receive 12 months of additional vesting for any stock options and RSUs that are outstanding and unvested as of the date of such transaction. In addition, the officer’s unvested stock options and RSUs will vest in full if (a) Alimera is subject to a change in control before the officer’s employment with us terminates and (b) within 12 months after the change in control, we terminate the officer’s employment with us without cause or the officer terminates his employment for good reason. Further, if we are a party to a merger or consolidation, the officer’s unvested stock options and RSUs will vest in full unless the agreement evidencing the merger or consolidation provides for one or more of the following: (a) the continuation of the officer’s stock options and RSUs by Alimera if Alimera is the surviving corporation; (b) the assumption of the officer’s stock options and RSUs by the surviving corporation or its parent; (c) the substitution by the surviving corporation of its parent of new stock options and RSUs for the officer’s existing stock options and RSUs; (d) full exercisability of outstanding stock options and full vesting of the stock underlying the RSUs, followed by the cancellation of such stock options and RSUs; or (e) the cancellation of the officer’s outstanding stock options and RSUs and a payment to the officer equal to the excess of (i) the fair market value of the stock subject to such stock options and RSUs (whether or not such stock options and RSUs are then exercisable or vested, as applicable) as of the closing date of such merger or consolidation over (ii) the exercise price (for stock options).
Under our consulting agreement with Mr. Myers, he will receive 12 months of additional vesting for any equity awards that are outstanding and unvested at the time of a change of control. In addition, he shall vest in 100% of the remaining unvested equity awards if (a) we are subject to a change in control before his service with us terminates and (b) within 12 months after the change in control, we terminate his service as a consultant without cause or he terminates his service for good reason.
Termination Without Cause/Resignation for Good Reason – Not in Connection with a Change in Control
In addition, each of the Employment Agreements provides that if we terminate the applicable named executive officer’s employment without cause or if he resigns for good reason, either more than three months prior to a change in control or more than 18 months after a change in control, subject to the conditions in the Employment Agreement, the officer will be entitled to:

•	100% of his total annual base salary at the rate in effect at the time of termination paid in 12 monthly installments;

•	a cash payment equal to his earned and pro-rated annual bonus; and

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payment of the premiums for medical insurance coverage for the officer and the officer’s dependents under COBRA for one year following the date of termination or, if earlier, until the officer is eligible to be covered under another substantially equivalent medical insurance plan by a subsequent employer.

Under our consulting agreement with Mr. Myers, if we terminate his service as a consultant without cause or if he resigns as a consultant for good reason, he will generally receive his scheduled consulting compensation of $10,000 per month for six months.
Termination Without Cause/Resignation for Good Reason in Connection with a Change in Control
If we terminate the applicable named executive officer’s employment without cause or if he resigns for good reason, either within three months prior to a change in control or within 18 months after a change in control, subject to the conditions in the Employment Agreement, the named executive officer will be entitled to:

•	a cash payment equal to his earned and pro-rated annual bonus;

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payment of the premiums for medical insurance coverage for the officer and the officer’s dependents under COBRA, with the specific number of months of payment varying based on the named executive officer as described below; and

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a multiple of the sum of (a) his total annual base salary at the rate in effect at the time of termination plus (b) his target bonus in effect at the time of termination, with the specific multiple and timing of payments varying based on the named executive officer as described below:

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For Mr. Eiswirth, the multiple of the sum is 150%, which will be paid in 18 monthly installments. In addition, the payment of premiums for medical insurance will be for 18 months or until he is eligible to be covered under another substantially equivalent medical insurance plan by a subsequent employer.

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For Mr. Holland, the multiple of the sum is 125%, which will be paid in 15 monthly installments. In addition, the payment of premiums for medical insurance will be for 15 months or until he is eligible to be covered under another substantially equivalent medical insurance plan by a subsequent employer.

Under our consulting agreement with Mr. Myers, there are no provisions in his consulting agreement that apply if we terminate his service as a consultant without cause or if he resigns as a consultant for good reason, in either case in connection with a change in control.
Rationale for Severance and Change in Control Arrangements
Our compensation committee believes that these severance and change in control arrangements mitigate some of the risk that exists for executives working in a smaller company. These arrangements are intended to attract and retain qualified executives who could have other job alternatives that may appear to them to be less risky absent these arrangements. Particularly given the significant acquisition activity in the life science industry, we could be acquired by another company in the future. Accordingly, our compensation committee believes that the larger severance packages resulting from terminations related to change in control transactions, and bonus and vesting packages relating to the change in control itself, will provide an incentive for these executives to help execute such a transaction from its early stages until closing.
Severance Benefits for Dr. Ashman
First, either Dr. Ashman or Alimera may terminate the Ashman Employment Contract upon giving six months written notice. In that event, we are obligated to pay Dr. Ashman his salary and provide all other benefits arising under the Ashman Employment Contract during the six-month period, including bonus or other performance-related benefits. In addition, if we terminate the Ashman Employment Contract for reasons other than gross misconduct, or Dr. Ashman resigns from his employment after we have constructively dismissed him from employment, we are obligated to pay an additional sum representing six months’ basic salary, accrued bonus and taxable value of any accrued benefit entitlements within one month following the effective date of termination, subject to deduction of income tax and national insurance contributions. If we dismiss Dr. Ashman for gross misconduct, however, he will not be entitled to any further notice or payment except for the amount that has accrued and is due at the date of termination.
The Ashman Employment Contract does not include acceleration provisions for unvested options and RSUs in the event of a change in control.
Benefits upon Death or Disability
Death of the Officer
The Employment Agreement of each of Mr. Eiswirth and Mr. Holland provides certain benefits if his employment is terminated on account of his death. In that event, we are obligated to pay:
(a)his base salary through the end of the month in which his death occurred,
(b)a cash payment equal to his earned and pro-rated annual bonus through the date of death,
(c)any benefits the officer is entitled to under the terms of any applicable disability plans or other employee benefit plan, and
(d)the premiums for medical insurance coverage for the officer’s dependents under COBRA for 12 months after the date of death or, if earlier, until the officer’s dependents are eligible to be covered under another substantially equivalent medical insurance plan.
In addition, all of Mr. Eiswirth’s remaining unvested equity awards will vest upon his death.
Under the consulting agreement with Mr. Myers, a termination of his service as a consultant as a result of his death is treated as a termination without cause. Accordingly, his estate will generally receive his scheduled consulting compensation of $10,000 per month for six months.
Disability of the Officer
The Employment Agreement of each of Mr. Eiswirth and Mr. Holland provides certain benefits if his employment is terminated on account of his disability. In that event, we are obligated to pay:
(a)his base salary through the end of the month in which the termination occurred,
(b)a cash payment equal to his earned bonus,

(c)	any benefits the officer is entitled to under the terms of any applicable disability plans or other employee benefit plan, and

(d)
the premiums for medical insurance coverage for the named executive officer and the officer’s dependents under COBRA for 18 months after the date of termination or, if earlier, until the officer is eligible to be covered under another substantially equivalent medical insurance plan by a subsequent employer.

In addition, all of Mr. Eiswirth’s remaining unvested equity awards will vest upon his disability where a “separation from service” as defined in the regulations under Section 409A occurs.

Under the consulting agreement with Mr. Myers, the Board has the right to terminate his service as a consultant on or after the date he has a disability, and such a termination shall be treated as a termination without cause under the consulting agreement. Accordingly, in that event Mr. Myers will receive the payments described in “Death of the Officer” above.
The Ashman Employment Contract does not include provisions regarding benefits if his employment is terminated on account of his death or disability.
Other Benefits
Mr. Eiswirth and Mr. Holland are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, disability and accidental death and dismemberment insurance, our employee stock purchase plan and our 401(k) plan, in each case on the same basis as other U.S.-based employees, subject to applicable law. We also provide vacation and other paid holidays to all employees, including our executive officers, which are comparable to those provided at peer companies.
Dr. Ashman is eligible to participate in all of our employee benefit plans available to our employees in the U.K. and we contributed $21,291 to a private pension for Dr. Ashman in 2019. In addition, we pay Dr. Ashman a car allowance for use of his own car. That allowance was $12,716 in 2019.
At this time, we do not provide special benefits or other perquisites to our executive officers other than the car allowance to Dr. Ashman.
Policies Regarding Recovery of Awards
Our compensation committee has not adopted a policy that requires us to make retroactive adjustments to any cash or equity-based incentive compensation paid to executive officers (or others) where the payment was predicated upon the achievement of financial results that were subsequently the subject of a restatement. However, we expect to implement a clawback policy in accordance with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and the regulations that will be issued under that act. We elected to wait until the SEC issues guidance about the proper form of a clawback policy to ensure that we implement a fully compliant policy at one time, rather than implementing a policy this year that may require amendment in the future after the SEC regulations are released.
Tax and Accounting Treatment of Compensation
The compensation committee considers the deductibility of executive compensation under Internal Revenue Code Section 162(m) and reserves the flexibility to take actions that may be based on considerations in addition to tax deductibility. The compensation committee believes that shareholder interests are best served by not restricting the compensation committee’s discretion and flexibility in crafting compensation programs, even if such programs may result in certain non-deductible compensation expenses. Accordingly, we may provide compensation that is not deductible. Section 162(m) (as amended in 2017 by the Tax Cuts and Jobs Act) generally disallows, subject to certain exceptions, a federal income tax deduction to public companies for compensation in excess of $1 million per year paid to an individual who was the company's chief executive officer or chief financial officer, or among the company's three most highly compensated executive officers, at any time during the year, or an individual whose compensation was subject to the $1 million cap on deductible compensation in 2017 or later years (under the once a covered employee always a covered employee rule), or beneficiary of any such individual.
We account for equity compensation paid to our employees under the rules of FASB ASC Topic 718, which requires us to estimate and record an expense for each award of equity compensation over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued. We have not tailored our executive compensation program to achieve particular accounting results.
Policies on Ownership, Insider Trading, Hedging, 10b5-1 Plans and Pledging
We do not have formal stock ownership guidelines for our executive officers, because the compensation committee is satisfied that stock and option holdings among our executive officers are sufficient at this time to provide motivation and to align this group’s interests with those of our stockholders. In addition, we believe that stock ownership guidelines are rare in commercial pharmaceutical companies at our stage, which means that ownership requirements would put us at a competitive disadvantage when recruiting and retaining high-quality executives.
Our securities trading policy prohibits our Board members, officers, employees and consultants from engaging in (a) transactions involving options on our securities, such as puts, calls and other derivative securities, whether on an exchange or in any other market, and (b) hedging transactions, such as collars and forward sale contracts.
We have authorized our executive officers to enter into trading plans established according to Section 10b5-1 of the Exchange Act with an independent broker-dealer (“broker”) that we designate. These plans may include specific instructions for the broker to exercise vested options and sell Alimera stock on behalf of the executive officer at certain dates, if our stock price is above a specified level or both. Under these plans, the executive officer no longer has control over the decision to exercise and sell the securities in the plan, unless he or she amends or terminates the trading plan during a trading window. Plan modifications are not effective until the 31st day after adoption. The purpose of these plans is to enable executive officers to recognize the value of their compensation and diversify their holdings of our stock during periods in which the executive officer would be unable to sell our common stock because material information about us had not been publicly released. As of the record date, none of our executive officers had a trading plan in effect.
Our securities trading policy requires our Board members, officers, employees and consultants to exercise extreme caution in holding Company securities in a margin account or pledging Company securities as collateral for a loan.
Stockholder Advisory Vote on Executive Compensation
At our 2019 annual meeting of stockholders, approximately 98.6% of the shares voted were in favor of the compensation of our named executive officers as disclosed in the proxy statement for the 2019 annual meeting of stockholders, including the 2018 Summary Compensation Table and other related tables and disclosures. The compensation committee considers this vote to be an endorsement of our compensation philosophy and practices, including our balance between cash and equity compensation. Based upon that stockholder vote, the compensation committee believed that significant modifications to our executive compensation program were not necessary for 2019 and, as such, it remained relatively unchanged from our 2018 program. Both our compensation committee and the Board intend to periodically reevaluate our executive compensation philosophy and practices in light of our performance, needs and developments, including the outcome of future non-binding advisory votes by our stockholders.

PROPOSAL 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Board understands the interests our investors have in the compensation of our executives. In recognition of that interest and as required by Section 14A of the Exchange Act, as created by Section 951 of the Dodd-Frank Act, we are providing our stockholders with the opportunity to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules. Consistent with the preference expressed by a majority of our stockholders, we currently hold this advisory vote on executive compensation every year. Stockholders will have an opportunity to cast an advisory vote on the frequency of advisory votes on executive compensation at least every six years. The next advisory vote on the frequency of advisory vote on executive compensation is expected to occur at the 2023 annual meeting of stockholders.
As described in detail in “Executive Compensation – Compensation Objectives and Overview,” our executive compensation programs are designed to attract, motivate and retain our named executive officers, who are critical to our success and will drive the creation of stockholder value. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals and the realization of increased stockholder value.
The compensation committee of the Board reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices. As described in our “Executive Compensation – Compensation Objectives and Overview,” our compensation programs are designed to motivate our executives to create a successful company. We believe that our compensation program, with its balance of short-term incentives (including cash bonus or RSU awards) and long-term incentives (including equity awards that vest over a period of up to four years) reward sustained performance that is aligned with long-term stockholder interests.
We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Stockholders are encouraged to read “Executive Compensation – Compensation Objectives and Overview,” the accompanying compensation tables, and the narrative disclosure. Accordingly, we will ask our stockholders to vote FOR the following resolution at the Annual Meeting:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.”
For Proposal 3 to be approved, holders of a majority of all those outstanding shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting must vote FOR Proposal 3. Abstentions and broker non-votes will not be counted either FOR or AGAINST the proposal and will have no effect on the proposal.
Because the vote on Proposal 3 is an advisory vote, the result will not be binding on the Board or compensation committee. The Board and our compensation committee value the opinions of our stockholders and expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.
The Board unanimously recommends that you vote FOR the approval of the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Why am I receiving these proxy materials?
You received these proxy materials because you owned shares of Alimera common stock or Series A Preferred Stock as of April 20, 2020, the record date for the Annual Meeting, and our Board is soliciting your proxy to vote at the Annual Meeting. This Proxy Statement describes matters on which we would like you to vote at the Annual Meeting. It also gives you information on these matters so that you can make an informed decision.
Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?
Under rules adopted by the SEC, we are permitted to furnish our proxy materials over the Internet to our stockholders by delivering a Notice in the mail. Instead of mailing printed copies of the proxy materials to our stockholders, we are mailing the Notice to instruct stockholders on how to access and review the Proxy Statement and Annual Report over the Internet at www.proxyvote.com. The Notice also instructs stockholders on how they may submit their proxy over the Internet or via phone. If you received a Notice and would like to receive a printed copy of our proxy materials, you should follow the instructions in the Notice for requesting these materials.
How do I attend the Annual Meeting online?
We will host the Annual Meeting exclusively live online. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/ALIM2020. To enter the Annual Meeting, you will need the 16-digit control number included in your Notice or your proxy card (if you received a printed copy of the proxy materials). Instructions on how to attend and participate online, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/ALIM2020.
Who is entitled to vote at the Annual Meeting?
Only stockholders of record at the close of business on the record date will be entitled to vote at the Annual Meeting. On the record date, 5,028,882 shares of our common stock and 600,000 shares of our Series A Preferred Stock were outstanding. All of these outstanding shares are entitled to vote at the Annual Meeting on the matters described in this Proxy Statement. Each share of common stock is entitled to one vote. The shares of Series A Preferred Stock are in the aggregate entitled to 542,373 votes as of the record date. Additionally, 10,150,000 shares of our non-voting Series C Preferred Stock were outstanding on the record date but are not entitled to vote on any matters presented at the Annual Meeting.
In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be accessible for 10 days before the meeting at our principal place of business, 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005, between the hours of 9:00 a.m. and 5:00 p.m. local time. In addition, during the Annual Meeting that list of stockholders will be available for examination at www.virtualshareholdermeeting.com/ALIM2020.
How do I vote at the Annual Meeting?
If on the record date your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company LLC, then you are a stockholder of record. Stockholders of record may vote by using the Internet, by telephone or, if you received a proxy card by mail, by mail as described below. Stockholders of record also may attend the Annual Meeting virtually and vote during the Annual Meeting.

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You may vote by using the Internet. The address of the website for Internet voting is www.proxyvote.com. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 17,

2020, the day before the Annual Meeting. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded.

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You may vote by telephone. The toll-free telephone number is noted on your proxy card. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 17, 2020. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

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You may vote by mail. If you received a proxy card by mail and choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope. Your proxy card must be received by the close of business on June 17, 2020.

When you vote by any of the above methods, you appoint Richard S. Eiswirth, Jr., our Chief Executive Officer, and Christopher S. Visick, our Vice President, General Counsel and Secretary, as your representatives (or proxyholders) at the Annual Meeting. By doing so, you ensure that your shares will be voted whether or not you attend the Annual Meeting. The proxyholders will vote your shares at the Annual Meeting as you have instructed them.
In addition, the proxyholders, in their discretion, are further authorized to vote (a) for the election of a person to the Board if a nominee named in this Proxy Statement becomes unable to serve or for good cause will not serve, (b) on any matter that the Board did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made and (c) on other matters that may properly come before the Annual Meeting and any adjournments or postponements thereof.
If you hold shares through a bank or broker (i.e., in “street name”), please refer to your proxy card, Notice or other information forwarded by your bank or broker to see which voting options are available to you.
The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend. If you desire to vote at the Annual Meeting and hold your shares in “street name,” however, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote virtually at the Annual Meeting.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the stockholder of record of your shares, you may revoke your proxy in any one of three ways:

•	You may submit a subsequent proxy by using the Internet, by telephone or by mail with a later date;

•	You may deliver a written notice that you are revoking your proxy to the Secretary of Alimera at 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005; or

•	You may attend the Annual Meeting virtually and vote your shares at the Annual Meeting. Simply attending the Annual Meeting without affirmatively voting will not, by itself, revoke your proxy.
If you are a beneficial owner of your shares, you must contact the broker or other nominee holding your shares and follow their instructions for changing your vote.
How many votes do you need to hold the Annual Meeting?
Under our amended and restated bylaws, a quorum will be present if the holders of a majority of the voting power of the outstanding shares of the Company entitled to vote generally in the election of directors is represented in person or by proxy at the Annual Meeting. Under Delaware law, if the board of directors of a company so authorizes, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, be deemed present in person at a stockholders meeting. The Board has so authorized. On the record date, there were (a) 5,028,882 shares of common stock outstanding and entitled to vote and (b) shares of our outstanding Series A Preferred Stock entitled to 542,373 votes in the aggregate. Therefore, for us to have a quorum, shares entitled to 2,785,628 votes must be represented by stockholders present at the Annual Meeting or represented by proxy. The holders of the common stock and the Series A Preferred Stock vote together as a single class on each of the proposals in this Proxy Statement. Our Series C Preferred Stock is non-voting and is not included for the purposes of the calculations above.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you attend the Annual Meeting virtually and vote at that time. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present for the transaction of business. If a quorum is not present, the stockholders entitled to vote at the meeting, present or represented, will have the power to adjourn the meeting from time to time until a quorum shall be present or represented.
What matters will be voted on at the Annual Meeting?
The following matters are scheduled to be voted on at the Annual Meeting:

•	Proposal 1: To elect three Class I directors nominated by our Board and named in this Proxy Statement to serve a term of three years until our 2023 annual meeting of stockholders;

•	Proposal 2: To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2020; and

•	Proposal 3: To approve, on an advisory basis, the compensation of our named executive officers.
No cumulative voting rights are authorized, and appraisal or dissenters’ rights are not applicable to these matters.
What will happen if I do not vote my shares?
Stockholder of Record: Shares Registered in Your Name. If you are the stockholder of record of your shares and you do not vote by proxy card, by telephone, via the Internet or virtually at the Annual Meeting, your shares will not be voted at the Annual Meeting.
Beneficial Owner: Shares Registered in the Name of Broker or Bank. Brokers, banks or other nominees who hold shares of our common stock or preferred stock for a beneficial owner in “street name” have the discretion to vote on “routine” proposals when they have not received voting instructions from the beneficial owner at least 10 days prior to the Annual Meeting. A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Under the rules that govern brokers that are voting shares held in street name, brokers have the discretion to vote those shares on routine matters but not on non-routine matters. Proposal 2 is the only routine matter in this Proxy Statement. Therefore, your broker has the discretion to vote your shares on Proposal 2 but does not have discretion to vote your shares on Proposals 1 or 3.
We encourage you to provide instructions to your bank or brokerage firm by voting your proxy. This action ensures your shares will be voted at the Annual Meeting in accordance with your wishes.

How may I vote for each proposal and what is the vote required for each proposal?
Proposal 1: Election of Class I directors.
With respect to the election of the nominees for director, you may:

•	vote FOR the election of both nominees for director;

•	WITHHOLD your vote for both nominees for director; or

•	vote FOR the election of both nominees for director except a particular nominee.
Directors are elected by a plurality of the votes cast at the Annual Meeting, meaning the nominees who are properly nominated in accordance with our amended and restated bylaws and receive the three highest FOR votes will be elected. Only votes cast FOR a nominee will be counted. An instruction to WITHHOLD authority to vote for a nominee will result in the nominee receiving fewer votes but will not count as a vote against the nominee. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.
Proposal 2: Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2020.
Proposal 3: Advisory vote on executive compensation.
You may vote FOR or AGAINST or ABSTAIN from voting on each of Proposal 2 and Proposal 3. For each proposal to be approved, we must receive a FOR vote from the holders of a majority of all those outstanding shares that (a) are present or represented by proxy at the Annual Meeting, and (b) are cast either affirmatively or negatively on the Proposal. Abstentions and broker non-votes (if any) will not be counted FOR or AGAINST the proposal and will have no effect on the proposal.
How does the Board recommend that I vote?
The Board recommends that you vote FOR each director nominee and FOR Proposals 2 and 3.
What happens if I sign and return my proxy card but do not provide voting instructions?
If you return a signed and dated proxy card without marking any voting selections, your shares will be voted:

•	Proposal 1: FOR the election of each nominee for director;

•	Proposal 2: FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2020; and

•	Proposal 3: FOR the approval, on an advisory basis, of the compensation of our named executive officers as set forth in this Proxy Statement.

Could other matters be decided at the Annual Meeting?
We do not know of any other matters that may be presented for action at the Annual Meeting. The proxyholders, in their discretion, are further authorized to vote (a) for the election of a person to the Board if a nominee named in this Proxy Statement becomes unable to serve or for good cause will not serve, (b) on any matter that the Board did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made and (c) on other matters that may properly come before the Annual Meeting and any adjournments or postponements thereof.
What happens if a director nominee is unable to stand for election?
If a nominee is unable to stand for election, the Board may either:

•	reduce the number of directors that serve on the Board; or

•	designate a substitute nominee.
If the Board designates a substitute nominee, the proxyholders will exercise their discretion as described above and vote for the substitute nominee.
How do I attend the virtual Annual Meeting?
We are hosting the Annual Meeting exclusively online at www.virtualshareholdermeeting.com/ALIM2020. The Notice includes instructions on how to participate in the Annual Meeting and how to vote your shares of our capital stock by attending the virtual Annual Meeting via the Internet. You will need to enter the 16-digit control number received with your proxy card or Notice of Internet Availability of Proxy Materials to enter the Annual Meeting via the online web portal. By visiting this website, you may attend the Annual Meeting virtually online, vote your shares electronically and submit your questions to management during the Annual Meeting.
Who is paying for this proxy solicitation?
The accompanying proxy is being solicited by the Board. In addition to this solicitation, our officers, directors and employees may solicit proxies in person, by telephone, or by other means of communication. Officers, directors and employees will not be paid any additional compensation for soliciting proxies. In addition, we may also retain one or more third parties to aid in the solicitation of brokers, banks and institutional and other stockholders. We will pay for the entire cost of soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What happens if the Annual Meeting is postponed or adjourned?
Unless the polls have closed or you have revoked your proxy, your proxy will still be in effect and may be voted once the Annual Meeting is reconvened. However, you will still be able to change or revoke your proxy with respect to any proposal until the polls have closed for voting on that proposal.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results are expected to be announced at the Annual Meeting. Final voting results will be reported on a Current Report on Form 8-K filed with the SEC no later than four business days following the conclusion of the Annual Meeting.

How can I find Alimera’s proxy materials and Annual Report on the Internet?
This Proxy Statement and the Annual Report are available at our corporate website at www.alimerasciences.com. You also can obtain copies without charge at the SEC’s website at www.sec.gov. Additionally, in accordance with SEC rules, you may access these materials at www.proxyvote.com, which does not have “cookies” that identify visitors to the site.
How do I obtain a separate set of Alimera’s proxy materials if I share an address with other stockholders?
In some cases, stockholders holding their shares in a brokerage or bank account who share the same surname and address and have not given contrary instructions receive only one copy of the Notice. This practice is designed to reduce duplicate mailings and save printing and postage costs as well as natural resources. If you would like to have a separate copy of the Notice, the Proxy Statement or the Annual Report mailed to you or to receive separate copies of future mailings, please submit your request to the address or phone number that appears on your Notice or proxy card. We will deliver such additional copies promptly upon receipt of such request.
In other cases, stockholders receiving multiple copies of the Notice at the same address may wish to receive only one. If you would like to receive only one copy if you now receive more than one, please submit your request to the address or phone number that appears on your Notice or proxy card.
Can I receive future proxy materials and annual reports electronically?
Yes. This Proxy Statement and the Annual Report are available on our investor relations website located at http://investor.alimerasciences.com. Instead of receiving paper copies in the mail, stockholders can elect to receive an email that provides a link to our future annual reports and proxy materials on the Internet. Opting to receive your proxy materials electronically will save us the cost of producing and mailing documents to your home or business, will reduce the environmental impact of our annual meetings and will give you an automatic link to the proxy voting site.
Whom should I call if I have any questions?
If you have any questions, would like additional Alimera proxy materials or proxy cards, or need assistance in voting your shares, please contact Investor Relations, Alimera Sciences, Inc., 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005 or by telephone at (678) 990-5740, or CORE IR by telephone at (516) 222-2560.
Can I submit a proposal for inclusion in the proxy statement for the 2021 annual meeting?
Our stockholders may submit proper proposals (other than the nomination of directors) for inclusion in our proxy statement and for consideration at our 2021 annual meeting of stockholders by submitting their proposals in writing to the Secretary of Alimera in a timely manner. To be considered for inclusion in our proxy materials for the 2021 annual meeting of stockholders, stockholder proposals must:

•
be received by the Secretary of Alimera no later than the close of business on December 30, 2020 (which is the 120th day prior to the first anniversary of the date that we released this Proxy Statement to our stockholders for this Annual Meeting); and

•	otherwise comply with the requirements of Delaware law, Rule 14a-8 of the Exchange Act and our amended and restated bylaws.
Unless we receive notice in the foregoing manner, the proxyholders shall have discretionary authority to vote for or against any such proposal presented at our 2021 annual meeting of stockholders. If we change the date of the 2021 annual meeting of stockholders by more than 30 days from the anniversary of this year’s Annual Meeting, stockholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for the 2021 annual meeting of stockholders.
Can I submit a nomination for director candidates and proposals not intended for inclusion in the proxy statement for the 2021 annual meeting?
Our stockholders who wish to (a) nominate persons for election to the Board at the 2021 annual meeting of stockholders or (b) present a proposal at the 2021 annual meeting of stockholders, but who do not intend for such proposal to be included in our proxy materials for such meeting, must deliver written notice of the nomination or proposal to Alimera Sciences, Inc., 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005, Attention: Secretary, no earlier than February 13, 2021 and no later than March 15, 2021. However, if the 2021 annual meeting of stockholders is held earlier than May 19, 2021 or later than July 18, 2021, nominations and proposals must be received no later than the close of business on the later of (a) the 90th day prior to the 2021 annual meeting of stockholders and (b) the 10th day following the day we first publicly announce the date of the 2021 annual meeting. In addition, if the number of directors to be elected to the Board is increased and we do not publicly announce all of the nominees for election or specify the size of the increase by March 5, 2021, then proposals with respect to nominees for any new positions created by the increase in Board size must be delivered to the address listed above no later than the 10th day following such public announcement. The stockholder’s written notice must include certain information concerning the stockholder and each nominee and proposal, as specified in our amended and restated bylaws.
Where can I obtain a copy of the Company’s amended and restated bylaws?
A copy of our amended and restated bylaw provisions governing the notice requirements set forth above may be obtained by writing to the Secretary of the Company. A current copy of our amended and restated bylaws is also available at our corporate website at www.alimerasciences.com. Such requests and all notices of proposals and director nominations by stockholders should be sent to Alimera Sciences, Inc., 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005, Attention: Secretary.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on Thursday, June 18, 2020: This Proxy Statement and the Annual Report are available on-line at www.proxyvote.com.

OTHER MATTERS
This Proxy Statement and the Annual Report are available at our corporate website at www.alimerasciences.com. You also can obtain copies without charge at the SEC’s website at www.sec.gov. Additionally, in accordance with SEC rules, you may access these materials at www.proxyvote.com, which does not have “cookies” that identify visitors to the site.
In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Audit Committee Report” contained in this Proxy Statement specifically is not incorporated by reference into any other filings with the SEC and shall not be deemed to be “soliciting material.” In addition, this Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.
As previously noted, our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 is available at www.proxyvote.com. The Annual Report does not include exhibits (other than certain certifications) but does include a list of exhibits, as filed with the SEC. We will furnish to each person whose proxy is solicited, upon our receipt of the written request of that person, a copy of the exhibits to our Annual Report for a charge of 10 cents per page. Please direct your request to Alimera Sciences, Inc., 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005, Attn: Secretary.
CONTACT FOR QUESTIONS AND ASSISTANCE WITH VOTING
If you have any questions or require any assistance with voting your shares or need additional copies of this Proxy Statement or voting materials, please contact:
Investor Relations
Alimera Sciences, Inc.
6120 Windward Parkway,
Suite 290
Alpharetta, Georgia 30005
(678) 990-5740
or
CORE IR
(516) 222-2560
It is important that your shares are represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote by using the Internet or by telephone or, if you received a paper copy of the proxy card by mail, by signing and returning the enclosed proxy card, so your shares will be represented at the Annual Meeting.
The form of proxy card and this Proxy Statement have been approved by the Board and are being mailed or delivered to stockholders by its authority.
The Board of Directors of Alimera Sciences, Inc.
Alpharetta, Georgia
April 29, 2020

ALIMERA SCIENCES, INC.
6120 WINDWARD PARKWAY
SUITE 290
ALPHARETTA, GA 30005

VOTE BY INTERNET - www.proxyvote.com
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eatern Time the day before the meeting. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to www.virtualshareholdermeeting.com/ALIM2020

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 James R. Largent   02 C. Daniel Myers   03 John Snisarenko

The Board of Directors recommends you vote FOR proposals 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]   Date

Signature (Joint Owners)   Date

0000461031_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com

ALIMERA SCIENCES, INC.
Annual Meeting of Stockholders
JUNE 18, 2020 9:30 a.m.

This Proxy is solicited on behalf of the Board of Directors

The undersigned appoints Richard S. Eiswirth, Jr. and Christopher S. Visick, or either of them as shall be in attendance at the 2020 Annual Meeting of Stockholders, as proxy or proxies, with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Alimera Sciences, Inc. (the "Company"), to be held on June 18, 2020, at 9:30 a.m., local time, virtually, via webcast, and at any adjournments or postponements of the Annual Meeting, and to vote on behalf of the undersigned as specified in this Proxy all the Common Stock of the Company that the undersigned would be entitled to vote if personally present, upon the matters referred to on the reverse side hereof, and, in their sole discretion, upon any other business as described below. This year's Annual Meeting of Stockholders will be held live via webcast at www.virtualshareholdermeeting.com/ALIM2020. The undersigned acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying proxy statement and revokes any proxy heretofore given with respect to such Annual Meeting. The votes entitled to be cast by the undersigned will be cast as instructed.

If this Proxy is executed, but no instruction is given, the votes entitled to be cast by the undersigned will be cast "FOR" the Board of Directors nominees for director in Proposal 1 and "FOR" Proposals 2 and 3, each of which is set forth on the reverse side hereof. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holders (a) for the election of a person to the Company's Board of Directors if a nominee named in this Proxy becomes unable to serve or for good cause will not serve, (b) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made and (c) on any other matter that may properly come before the Annual Meeting and any adjournment or postponement thereof.

0000461031_2 R1.0.1.18

Continued and to be signed on reverse side